-------------------------------------------------------------------------------
                       Securities and Exchange Commission
                              Washington, DC 20549

                                --------------
                                    Form T-1
                                --------------

 Statement of Eligibility Under the Trust Indenture Act of 1939 of A Corporation Designated to Act As Trustee

 Check if an application to determine eligibility of a trustee pursuant to
 Section 305(b)(2)_____

                                  Crestar Bank
               (Exact name of trustee as specified in its charter)

                Virginia                                          53-0116200
 (State of Incorporation, if not a national bank) (I.R.S. employer identification no.)

                              919 East Main Street
                               Richmond, VA 23219
               (Address of principal executive office) (Zip Code)

                               John C. Clark, III
            919 E. Main Street, 18th Floor, Richmond, Virginia 23219
                                  (804)782-7455

           (Name, address and telephone number of agent for service)

                       United Dominion Realty Trust, Inc.
               (Exact name of obligor as specified in its charter)

                 Virginia                                   54-0857512
(State or other jurisdiction of incorporation   (I.R.S. employer identification no.)
                 or organization

                         10 South 6th Street, Suite 203
                             Richmond, VA                   23219-3802
               (Address of principal executive offices)     (Zip Code)

                          Subordinated Debt Securities
                         (Title of indenture securities)
-----------------------------------------------------------------------------

Item 1. General Information

Furnish the following information as to trustee:

(a) Name and Address of each examining or supervising authority to which it is subject.

Bureau of Financial Institutions,
State Corporation Commission of Virginia
Richmond, Virginia

The Board of Governors of the Federal Reserve System,
Washington, DC

The Federal Reserve Bank,
Richmond, Virginia

Federal Deposit Insurance Corporation,
Washington, DC

(b) Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe such affiliation.

Obligor is not an affiliation of the trustee.

Item 16. List of Exhibits

List below all exhibits filed as part of this Statement of Eligibility.

*Exhibit 1 - A copy of the articles of incorporation of the trustee as now in effect. (Incorporated by reference from Exhibit 1 filed with T-1 Statement, Registration Statement No. 33-3984.)

*Exhibit 2 - A copy of the certificate of authority of the trustee to commence business. (Incorporated by reference from Exhibit 2 filed with T-1 Statement, Registration Statement No. 33-3984.)

*Exhibit 3 - A copy of the certificate of the authority of the trustee to exercise corporate trust powers. (Incorporated by reference from Exhibit 3 filed with T-1 Statement, Registration Statement No. 33-3984.)

 Exhibit 4 - A copy of the existing by-laws of the trustee.

 Exhibit 5 - Not applicable.

 Exhibit 6 - The consent of the trustee required by Section 321(b) of the Act.

 Exhibit 7 - A copy of the latest report of the condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

 Exhibit 8 - Not applicable.

 Exhibit 9 - Not applicable.


*The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibits heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                    Signature

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Crestar Bank, a corporation organized and existing under the laws of the Commonwealth of Virginia, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond, and the Commonwealth of Virginia, on the fifteenth day of May, 1997.

Crestar Bank



By: /s/ L.B. BEDELL
------------------------------
(L. B. Bedell, Vice President)

                                                         EXHIBIT T-1 (4)


                                     Bylaws

                                       And

                           Administrative Regulations

                                       Of

                                  Crestar Bank












                           Incorporated Under The Laws
                         Of The Commonwealth Of Virginia












                            Adopted December 20, 1979
                        (And Including Amendments Adopted
                       Thereto Through December 20, 1996)

                                      Index
                                       To
                                     Bylaws
                                       And
                           Administrative Regulations
                                       Of
                                  Crestar Bank


Article I - Meetings Of Stockholders
     1.1    - Place of Meetings.................................................................................1
     1.2    - Annual Meetings...................................................................................1
     1.3    - Special Meetings..................................................................................1
     1.4    - Notice of Meetings................................................................................1
     1.5    - Quorum............................................................................................1
     1.6    - Voting............................................................................................1
     1.7    - Conduct of Meetings...............................................................................2
     1.8    - Inspector.........................................................................................2

Article II - Board Of Directors

     2.1    - General Powers....................................................................................2
     2.2    - Number of Directors...............................................................................2
     2.3    - Election of Directors.............................................................................2
     2.4    - Term of Office....................................................................................2
     2.5    - Quorum............................................................................................2
     2.6    - Meetings of the Board.............................................................................2
     2.7    - Compensation......................................................................................3
     2.8    - Eligibility.......................................................................................3

Article III - Committees

     3.1    - Standing Committees...............................................................................4
     3.2    - Executive Committee...............................................................................5
     3.3    - Audit Committee...................................................................................5
     3.4    - Human Resources and Compensation Committee........................................................6
     3.5    - Nominating and Governance Committee...............................................................6
     3.6    - Area Boards.......................................................................................6
     3.7    - Other Committees..................................................................................7

Article IV - Officers

     4.1    - Number and Manner of Election or Appointment......................................................7
     4.2    - Term of Office....................................................................................7
     4.3    - Removal...........................................................................................8
     4.4    - Resignations......................................................................................8
     4.5    - Vacancies, New Offices and Promotions.............................................................8
     4.6    - Chairman of the Board.............................................................................8
     4.7    - President.........................................................................................8
     4.8    - Corporate Secretary...............................................................................8
     4.9    - Treasurer.........................................................................................9
     4.10   - Auditor...........................................................................................9
     4.11   - Powers and Duties of Other Officers...............................................................9
     4.12   - Bonds.............................................................................................9

Article V - Capital Stock

     5.1    - Certificates......................................................................................9
     5.2    - Lost, Destroyed and Mutilated Certificates.......................................................10
     5.3    - Transfer of Stock................................................................................10
     5.4    - Closing of Transfer Books and Fixing Record Date.................................................10

Article VI - Miscellaneous Provisions

     6.1    - Seal.............................................................................................10
     6.2    - Voting of Stock Held.............................................................................10
     6.3    - Fiscal Year......................................................................................11

Article VII - Emergency Bylaws.................................................................................11

Article VIII - Indemnification Of Directors And Officers.......................................................12

Article IX - Amendments........................................................................................13



                           Administrative Regulation I
                           Sales, Purchase and Pledge or Deposit of Securities Owned by the Bank

     1.1    - Sale, Purchase and Pledge or Deposit of Securities...............................................14

                          Administrative Regulation II

                          Exercise of Fiduciary Powers

     2.1    - Certification, Authentication, etc. of Securities and Documents..................................14
     2.2    - Qualification as Fiduciary.......................................................................15
     2.3    - Acceptance of Trusts.............................................................................15
     2.4    - Purchase and Sales of Securities.................................................................15
     2.5    - Deposit of Securities Under Plans Reorganizations, etc...........................................15
     2.6    - Sales, and Leases of Real Estate and Tangible Personal Property:
              Foreclosure and Extension of Mortgages...........................................................15
     2.7    - All Acts Done Under the Foregoing Paragraphs.....................................................16
     2.8    - Voting Stock and Other Securities................................................................16

                          Administrative Regulation III

                          Borrowing Money, Rediscount of Bills and Notes, Buying or Selling Funds

     3.1    - Borrowed Money, Security Therefor and Rediscounts................................................16
     3.2    - Purchase and Sales of Surplus Funds..............................................................16

                          Administrative Regulation IV

                             Release of Encumbrances

     4.1    - Sales and Leases of Property.....................................................................17
     4.2    - Release Of Encumbrances..........................................................................17

                           Administrative Regulation V

                          Checks, Drafts, Orders, etc.

     5.1    - Bank - Except Trust..............................................................................17
     5.2    - Trust Group......................................................................................17

                          Administrative Regulation VI

                    Signature Guarantee, Confirmations, etc.

     6.1    - Signature Guarantee..............................................................................17
     6.2    - Confirmations....................................................................................18

                          Administrative Regulation VII

                          Responsibility of Area Boards

     7.1    - Responsibilities of Area Boards..................................................................17

                         Administrative Regulation VIII

                          Deposit and Security Accounts

     8.1    - Deposit Accounts.................................................................................18
     8.2    - Security Accounts................................................................................18


                                  Crestar Bank

                                     Bylaws

                                    Article I

                            Meetings Of Stockholders

     1.1 Place of Meetings. All meetings of the stockholders shall be held at such place, either within or without the State of Virginia, as may be designated by the Board of Directors.

     1.2 Annual Meeting. The annual meeting of stockholders, for the election of Directors and transaction of such other business as may come before the meeting, shall be held at such time and date as designated by the Board of Directors.

     1.3 Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, by the President, or by a majority of the Board of Directors. No business shall be transacted and no corporate action shall be taken at a special meeting other than that stated in the notice of the meeting.

     1.4 Notice of Meetings. Unless waived in the manner prescribed by law, notice of each meeting of stockholders shall be given in writing, not less than ten nor more than sixty days before the day of the meeting, or such other notice as is required by law, to each stockholder entitled to vote at such meeting and shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the stock transfer books of the Bank.

     1.5 Quorum. Any number of stockholders together holding a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the stockholders present or represented by proxy without notice other than by announcement at the meeting until a quorum shall attend.

     1.6 Voting. At any meeting of the stockholders, each stockholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in his name on the stock transfer books of the Bank on the date, not more than seventy days prior to such meeting, as designated by the Board of Directors, for the purpose of determining stockholders entitled to vote, as the date on which the stock transfer books of the Bank are to be closed or as the record date.

Every proxy shall be in writing and signed by the stockholder entitled to vote or signed by his duly authorized attorney-in-fact. At a meeting where a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote shall be the act of the stockholders.

     1.7 Conduct of Meetings. At each meeting of the stockholders, the Chairman of the Board or the President shall act as chairman and preside. In their absence, the Chairman of the Board may designate another officer of the Bank who need not be a Director to preside. The Corporate Secretary of the Bank or an Assistant Corporate Secretary, or in their absence, a person whom the chairman of such meeting shall appoint, shall act as corporate secretary of such meeting.

     1.8 Inspectors. An appropriate number of inspectors for any meeting of stockholders may be appointed by the chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.


                                   Article II

                               Board Of Directors

     2.1 General Powers. The business and affairs of the Bank shall be managed by the Board of Directors and, except as otherwise expressly provided by law, in accordance with the Articles of Incorporation or these

Bylaws.

     2.2 Number of Directors. The Board of Directors shall consist of not less than five nor more than twenty-seven Directors, the exact number to be designated by the Board, and a majority of whom shall be citizens of the Commonwealth of Virginia.

     2.3 Election of Directors. Directors shall be elected at each annual meeting of the stockholders. Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase by not more than two in the number of authorized Directors, may be filled by the majority vote of the remaining Directors, though less than a quorum of the Board, unless the vacancy is sooner filled by the stockholders.

     2.4 Term of Office. Each Director (unless he sooner dies, resigns, or is removed from office) shall hold office until the next annual meeting of stockholders or until his successor shall have been elected and qualifies.

     2.5 Quorum. A majority of the number of Directors pursuant to these Bylaws at the time of the meeting, shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

     2.6  Meetings of the Board.

     (a) Place of Meetings. Meetings of the Board of Directors shall be held at such place and at such time, either within or without the State of Virginia as may be designated by the Board, or upon call of the Chairman of the Board or the President.

     (b) Organizational Meeting. An organizational meeting shall be held as soon as practicable after the adjournment of the annual meeting of stockholders at which the Board of Directors is elected, for the purpose of taking the oaths of the Directors, electing officers, appointing committees for the ensuing year, and for transacting such other business as may properly come before the meeting.

     (c) Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board may designate, or upon call of the Chairman of the Board, or the President, and no notice thereof need be given.

     (d) Special Meetings. Special meetings of the Board of Directors may be held at any time or place upon the call of the Chairman of the Board or the President, or any three members of the Board.

Notice of each such meeting shall be given to each Director by mail at his business or residence address at least forty-eight hours before the meeting, or by telephoning or telegraphing notice to him at least twenty-four hours before the meeting. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

     (e) Conduct of Meetings. At each meeting of the Board of Directors, the Chairman of the Board or the President shall act as chairman and preside. In their absence, the Chairman of the Board may designate another officer of the Bank who need not be a Director, to preside. The Corporate Secretary of the Bank or an Assistant Corporate Secretary, or in their absence, a person whom the chairman of such meeting shall appoint, shall act as corporate secretary of such meeting.

Any action required or permitted to be taken by the Board may be taken without a meeting if all Directors consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents of the directors shall be filed with the minutes of the proceedings of the Board meeting.

     2.7 Compensation. Directors, and members of any committee of the Board who are not officers of the Bank or subsidiaries thereof, shall be paid such compensation as the Board of Directors from time to time may determine for his services as Director, or as Chairman or a member of any committee of the Board, and shall, in addition, be reimbursed for such expenses as shall be incurred by him in the performance of his duties. Nothing herein shall preclude Directors and members of any committee of the Board from serving the Bank in other capacities and receiving compensation therefor.

     2.8 Eligibility. No person shall be eligible to serve as a Director unless, when his term commences, he is not less than twenty-one years of age nor more than seventy years of age. No Director shall be eligible for reelection after he has attained the age of 70 or after his separation from the business or professional organization with which he was primarily associated at the time he first became a Director, unless elected after becoming associated with another business or professional organization. Except for the Chief Executive Officer, no Director who is an officer of the Corporation or any subsidiary shall be eligible for reelection after he has retired.

                                   Article III

                                   Committees

     3.1  Standing Committees.

     (a) Number. There shall be three standing committees of the Board of Directors. The standing committees are as follows: Executive, Audit, and Human Resources and Compensation. In order to broaden the experience of Directors, it shall be the policy of the Bank to seek rotation among Directors as members of the various committees.

At the first meeting of the Board of Directors after the annual meeting of the stockholders, the Chairman of the Board shall recommend the membership of each committee and the Board shall elect the membership of each committee, who shall serve at the pleasure of the Board.

     (b) Quorum. A majority of the number of members of any standing committee shall constitute a quorum for the transaction of business. The action of a majority of members present at a committee meeting at which a quorum is present shall constitute the act of the committee.

     (c) Conduct of Meetings. Any action required or permitted to be taken by the committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and written consents of the members shall be filed with the minutes of the proceedings of the committee.

     (d) Meetings and Minutes. Subject to the foregoing, and unless the Board shall otherwise decide, each committee shall fix its rules of procedure, determine its action and fix the time and place of its meetings. Special meetings of a committee may be held at any time upon the call of the Chairman of the Board, the Chairman of the Committee, or any two members of the committee. Each committee shall keep minutes of all meetings which shall be at all times available to Directors. Action taken by a committee shall be reported promptly to the Board but not less frequently than quarterly.

     (e) Term of Office. A member of any standing committee shall hold office until the next organizational meeting of the Board of Directors or until he is removed or ceases to be a Director.

     (f) Vacancies. Should a vacancy occur on any standing committee resulting from any cause whatsoever, the Board, by resolution, may fill such vacancy at any time.

     (g) Resignation and Removal. A member of a standing committee may resign at any time by giving written notice of his intention to do so to the Chairman of the Board or the Corporate Secretary of the Corporation, and may be removed at any time by the Board of Directors.

     3.2  Executive Committee.

     (a) How Constituted. The Executive Committee shall consist of not less than five nor more than nine Directors, including the Chairman of the Board, who shall be Chairman of the Committee, and the President. If the Chairman of the Board will not be present at a meeting, the President shall preside, and if the President will not be present, the Chairman may designate another officer of the Bank, who need not be a member of the Committee or a Director, to preside at the meeting.

     (b) Primary Responsibilities. The primary responsibilities of the Executive Committee shall consist of: exercise of all powers of the Board of Directors between meetings of the Board except as to matters exclusively reserved to the Board under law; annual review of management's financial goals and business plan; service as the Board's steering committee on capital, liquidity, asset/liability and credit issues, as well as the Board's advisor on mergers and acquisition and corporate structure matters; review of loan policy and procedure, the quarterly classification of loans and the adequacy of the allowance for loan loss reserves; review and recommendation to the Board of the annual capital budget and authorization of capital expenditures within a level established by the Board; supervision over the exercise of fiduciary powers; oversight over the Bank's contributions policy, approval of the annual contributions budget, and authorization or recommendation to the Board of larger individual contributions as specified by the Board; joint consultation with the Human Resources and Compensation Committee and recommendation to the Board of any titling changes and management succession involving the top five officers of the Bank; and evaluation and recommendation to the Board of nominees for election as Directors.

     3.3  Audit Committee

     (a) How Constituted. The Audit Committee shall consist of not less than five nor more than nine Directors, none of whom shall be officers of the Bank or any subsidiary thereof. The Chairman of the Committee shall be appointed by the Board of Directors upon recommendation of the Chairman of the Board. If the

Chairman of the Committee will not be present at a meeting, he may designate any member of the Committee to preside at the meeting.

     (b) Primary Responsibilities. The primary responsibilities of the Audit Committee shall consist of: recommendation of the selection of independent accountants and auditors; review of the scope of the accountant's examination and approval of any non-audit services to be performed by the independent accountants; review of examination reports by the independent accountants and regulatory agencies; approval of, and review of the results of, the internal audit plan; review of the procedures for establishing the allowance for loan losses and monitoring of the credit process review function; review of Crestar's Community Reinvestment Act policy, plans and performance; review of internal programs to assure compliance with laws and regulations and the adequacy of internal controls; review of the adequacy of insurance coverage; and review of compliance with the Standards of Conduct.

     3.4  Human Resources and Compensation Committee.

     (a) How Constituted. The Compensation Committee shall consist of not less than five nor more than eight Directors, none of whom shall be officers of the Corporation or any subsidiary thereof. The Chairman of the Committee shall be appointed by the Board of Directors upon recommendation of the Chairman of the Board. If the Chairman of the Committee will not be present at the meeting, he may designate any member of the Committee to preside at the meeting.

     (b) Primary Responsibilities. The primary responsibilities of the Human Resources and Compensation Committee shall consist of: review and approval of major compensation policies; determination of appropriate performance targets under the Bank's benefit plans; recommendation to the Board of salaries, and approval of other compensation to be paid or awarded to, the highest level and most highly paid officers; recommendation of officers requiring Board approval and joint consultation with the Executive Committee and recommendation to the Board of any titling changes and management succession involving the top five officers of the Bank; review of other matters pertaining to management structure, succession planning and executive development; approval of election of Corporate and Group level Executive Vice Presidents requiring Board approval; review and recommendation for Board approval of new and significant changes to qualified and non-qualified benefit plans; and recommendation for Board approval of appropriate changes in Director compensation.

     3.5  Nominating and Governance Committee

     (a) How Constituted. The Nominating and Governance Committee shall consist of not less than three nor more than five Directors, none of whom shall have served as an officer of Crestar Financial Corporation or any subsidiary or affiliate thereof within the calendar year of appointment or the calendar year immediately preceding the year of appointment. The Chairman of the Committee shall be appointed by the Board of Directors upon recommendation of the Chairman of the Board. If the Chairman of the Committee will not be present at a meeting, he or she may designate any member of the Committee to preside at the meeting.

     (b) Primary Responsibilities. The primary responsibilities of the Nominating and Governance Committee shall consist of: interpreting the Bylaws whenever a member's change in circumstance, such as illness, retirement or modification of primary employment, may impact eligibility for continued Board service; recommending changes to eligibility requirements as needed to ensure that the Board consists of highly-qualified persons who can provide constructive input into the business of the Bank and represent a cross section of Crestar constituencies; conducting a comprehensive study of board governance practices of similarly-situated corporations and recommending adoption of Crestar corporate governance guidelines as appropriate; monitoring effectiveness of such guidelines and implementing modification as needed; and establishing and implementing a nomination process to identify and recommend Board nominees as appropriate.

     3.6 Area Boards. The Board of Directors or the Chairman of the Board or his designee may appoint, from time to time, Area Boards for any one or more of the Bank's locations, whose members may consist of such persons, including officers and Directors, as may be deemed proper. Area Boards shall serve at the pleasure of the Board of Directors or the Chairman of the Board and their duties shall be those prescribed in the Administrative Regulations as in effect from time to time.

     3.7 Other Committees. The Board of Directors may, by resolution establish such other committees of the Board as it may deem advisable. The members, terms and authority of such committees shall be as set forth in the resolutions.

The Chairman of the Board may establish such other committees of the Board of Directors as he deems advisable, and may appoint the members of such committees. Any such committees shall have the authority to consider, review, advise and recommend to the Chairman of the Board with respect to such matters as may be referred to it by the Chairman of the Board, but shall have no authority to act for the Bank except with the prior approval of the Board of Directors.


                                   Article IV

                                    Officers

     4.1 Number and Manner of Election or Appointment. The officers of the Bank shall be:

     (a) The Chairman of the Board, the President, a Corporate Secretary, a Treasurer, an Auditor, one or more Regional Presidents, and one or more Corporate Executive Vice Presidents, and one or more Group Executive Vice Presidents, each of whom shall be elected by the Board;

     (b) one or more local Presidents, Executive Vice Presidents, Corporate Senior Vice Presidents, and Senior Vice Presidents as appointed by the appropriate Policy Committee member for the Group, and

     (c) such other officers as appointed by an approval officer for each Group as designated by the appropriate Policy Committee member. Officers of subsidiaries of the Bank shall be elected and have their compensation set in the same manner as comparable officers of the Bank. One person may hold more than one office except that the offices of the President and Corporate Secretary may not be held by the same person.

     4.2 Term of Office. The officers designated in Section 4.1(a) shall be elected annually by the Board at its organizational meeting. Such officers shall each hold office until the next organizational meeting of the Board and until their successors are elected.

The officers designated in Section 4.1(b) shall be elected annually by the Human Resources and Compensation Committee at its first meeting following the Annual Meeting of Stockholders. Such officers shall each hold office until the next such meeting of the Committee and until their successors are elected. The officers designated in Section 4.1(c) may be appointed at any time by the appropriate Policy Committee member for the Group. The officers designated in
Section 4.1(d) may be appointed at any time by the approval officer designated by the appropriate Policy Committee member for each Group.

     4.3 Removal. Any officer may be removed from office, with or without cause, at any time, by the Board of Directors. Any officer elected by the Human Resources and Compensation Committee may be removed from office by the Committee with or without cause at any time. Any officer appointed by a Policy Committee member or approval officer for each Group may be removed from office by him with or without cause at any time.

     4.4 Resignations. Any officer may resign at any time by giving written notice to the Board, Human Resources and Compensation Committee, Chairman of the Board, President, or the Corporate Secretary. Such resignation shall be effective on the date of receipt of such notice or any later date specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     4.5 Vacancies, New Offices and Promotions. A vacancy from any cause in any office may be filled at any time for the unexpired portion of the term, in the manner prescribed in these Bylaws for regular election or appointment to such office. New offices may be created and filled, and the promotions and changes in officers' titles may be made at any time in the manner prescribed in these Bylaws for regular election or appointment to such office.

     4.6 Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer and shall have general supervision of the policies and operations of the Bank, subject to the direction and control of the Board. He shall preside at all meetings of the stockholders, the Board of Directors and the Executive Committee. He shall be responsible for extending lines of credit and other loan commitments, for making loans and for discounting acceptable trade paper. All such extensions of credit shall be based on acceptable credit risk. Subject to his executive authority and control, the Chairman of the Board may delegate specific loan authority to officers and employees of the Bank. He shall have the power to sign checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Bank, and have such other powers and perform such other duties as shall be designated by the Board of Directors or as may be incidental to his office. The Chairman of the Board shall have the authority to appoint officers of the Bank below the rank of Executive Vice President.

     4.7 President. The President shall participate in the supervision of the policies and management of the Corporation, and may, if so designated by the Board of Directors, be the chief administrative officer of the Corporation. He shall perform all duties incidental to the office of President and shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board. In the absence of the Chairman of the Board, he shall preside at meetings of stockholders, the Board of Directors and the Executive Committee.
He shall have the same power to sign for the Corporation and to appoint officers as prescribed in these Bylaws for the Chairman of the Board.

     4.8 Corporate Secretary. The Corporate Secretary shall: a) keep the minutes of all meetings of the Stockholders, the Board of Directors, the Executive Committee, and such other Committees as the Board may designate; b) see that all notices of such meetings are given in accordance with these Bylaws or as required by law; c) be custodian of the corporate records and of the seal of the Corporation and have authority to affix the seal to any documents requiring such seal and to attest the same; d) sign, with the Chief Executive Officer, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; and e) in general perform all duties incident to the office of Corporate Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer. In the absence of the Corporate Secretary, an Assistant Corporate Secretary shall act in his stead.

     4.9 Treasurer. The Treasurer shall perform such duties with respect to securities and funds of the Bank as may be prescribed by the Board of Directors or the Chief Executive Officer, and such other duties as may be incidental to the office of Treasurer.

     4.10 Auditor. The Auditor shall have general supervision over the internal audit of the Bank and its subsidiaries. He shall be responsible to the Board of Directors, through the Audit Committee, for independently evaluating the adequacy, effectiveness, and efficiency of the Bank's systems of internal control and of employee compliance therewith. He shall have the duty of reporting his findings and recommendations to the Audit Committee at least quarterly on any matters concerning the Bank, except those with respect to credit quality, responsibility for which has been vested in the officer in charge of credit administration. Should the Auditor deem any matter to be of special importance or his independence to be in jeopardy, he shall report immediately to the Chairman of the Audit Committee or, in his absence, any member of the Committee. The Auditor shall have such other duties and perform such special audits and examinations as may be prescribed from time to time by the Audit Committee or the Board of Directors. For administrative purposes, the Auditor shall be accountable to the Chief Executive Officer.

     4.11 Powers and Duties of Other Officers. The powers and duties of all other officers of the Bank shall be those usually pertaining to their respective offices, subject to the direction and control of the Board of Directors and as otherwise provided in these Bylaws, or as prescribed by the Chief Executive Officer.

     4.12 Bonds. Each officer and employee of the Bank shall give bond covering the honest and faithful performance of his duties. The form and amount of such bonds, and the name of the company providing the surety, shall be approved annually by the Board of Directors at its organizational meeting, the premiums thereon to be paid by the Bank.


                                    Article V

                                  Capital Stock

     5.1 Certificates. The shares of capital stock of the Bank shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of the stock of the Bank may be appointed by the Board of Directors and may be required to countersign certificates representing stock of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a stock certificate shall for any reason cease to be an officer of the Bank and such certificate shall not then have been delivered by the Bank, the Board of Directors may evertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Bank.

     5.2 Lost, Destroyed and Mutilated Certificates. Holders of the stock of the Bank shall immediately notify the Bank of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors or the Executive Committee may cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

     5.3 Transfer of Stock. The stock of the Bank shall be transferable or assignable only on the Books of the Bank by the holders in person or by attorney on surrender of the Certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Bank. The Bank shall recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

     5.4 Closing of Transfer Books and Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide, that the stock transfer books shall be closed for a stated period but not to exceed in any case, seventy days.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. It the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of the stockholders has been made as provided in this section such determination shall apply to any adjournment thereof.


                                   Article VI

                            Miscellaneous Provisions

     6.1 Seal. The corporate seal of the Bank shall consist of a flat-face circular die, on which there shall be engraved the Crestar logogram and the name of the Bank. Any officer of the Bank designated in writing by the Chief Executive Officer or Corporate Secretary shall have authority to affix and attest the seal. Failure to use the corporate seal shall not affect the validity of any instrument.

     6.2 Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, the Chairman of the Board, the President, or any Executive or Senior Vice President may from time to time appoint an attorney or attorneys or agent or agents of this Bank, in the name and on behalf of this Bank, to cast the vote which this Bank may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this Bank, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation. Such officer shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Bank such written proxies, consents, waivers or other instruments as may be necessary or proper. In lieu of an appointment of an attorney or agent, the officer may himself attend any meetings of the holders of stock of other securities of any such other corporation and there vote or exercise any or all power of this Bank as the holder of such stock or other securities of such other corporation.

     6.3  Fiscal Year. The fiscal year of the Bank shall be the calendar year.


                                   Article VII

                                Emergency Bylaws

     7.1 The Emergency Bylaws provided in this Article VII shall be operative during any emergency resulting from an attack of the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding articles of the Bylaws or in the Articles of Incorporation of the Bank or in the Virginia Stock Corporation Act (other than those provisions relating to emergency Bylaws). To the extent not inconsistent with these Emergency Bylaws, the Bylaws provided in the preceding articles shall remain in effect during such emergency and upon the termination of such emergency the Emergency Bylaws shall cease to be operative unless and until another such emergency shall occur.

     During any such emergency:

     (a) Any meeting of the Board of Directors may be called by any officer of the Bank or by any Director. The notice thereof shall specify the time and place of the meeting. To the extent feasible, notice shall be given only to such of the Directors as it may be feasible to reach at the time, by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below,

     (b) At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of Directors fixed at the time in accordance with
Article II of the Bylaws. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present may be included in the number necessary to make up such quorum, and shall be deemed Directors for such particular meeting as determined by the following provisions and in the following order of priority:

         (i) Officers designated in Section 4.1(a) of the Bylaws, Executive Vice Presidents not already serving as Directors, in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age,

         (ii) All other officers of the Bank in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age; and

         (iii) Any other persons that are designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

     (c) The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Bank shall for any reason be rendered incapable of discharging their duties.

     (d) The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the principal office, or designate several alternative offices. or authorize the officers to do so.

No officer, Director or employee acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct.

These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.


                                  Article VIII

                    Indemnification Of Directors And Officers

     8.1 A. To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a Director or officer of the Bank shall not be liable to the Bank or its stockholders for monetary damages.

     B. To the full extent permitted and in the manner prescribed by the Virginia Stock Bank Act and any other applicable law, the Bank shall indemnify a Director or officer of the Bank who is or was a party to any proceeding by reason of the fact that he is or was such a Director or officer or is or was serving at the request of the Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to contract in advance to indemnify any Director or officer.

     C. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to cause the Bank to indemnify or contract in advance to indemnify any person not specified in Section B of this Article who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Bank, or is or was serving at the request of the Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section B.

     D. The Bank may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee or agent of the Bank, or is or was serving at the request of the Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not the Bank would have power to indemnify him against such liability under the provisions of this Article.

     E. In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section A of this Article VIII shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

     F. The provisions of this Article VIII shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

     G. Reference herein to Directors, officers, employees or agents shall include Area Board Directors, former Directors, officers, employees and agents and their respective heirs, executors and administrators.


                                   Article IX

                                   Amendments

     9.1 These Bylaws may be amended, altered, or repealed at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by resolution of the Board pursuant to these Bylaws. The stockholders entitled to vote in an election of Directors, however, shall have the power to rescind, alter, amend or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

                           Administrative Regulation I

            Sale, Purchase And Pledge Or Deposit Of Securities Owned

     1.1 Sale, Purchase and Pledge or Deposit of Securities. The President, the Executive Vice President - Investment Bank, the Managing Director Asset/Liability Management Division, the Managing Director - Funds Management Division, or such other officers of the Asset/Liability Management Division or the Funds Management Division as any of the foregoing may designate in writing (which designation shall be filed with the Corporate Secretary) are authorized and empowered in its behalf at any time and from to time:

     (a) To sell, assign, loan, sell under agreement to repurchase, transfer, and deliver any and all securities of any description now or at any time hereafter belonging to the Bank in its own right, or which the Bank is or shall be authorized and empowered to sell, assign, or transfer as attorney for the owners or holders thereof.

     (b) To make any pledge or deposit of any of the bonds, notes, obligations or any other securities belonging to the Bank (including any receipts issued by any other banking institution evidencing the deposit by the Bank of any of its securities with any other banking institution as custodian) including without limitation the pledge or deposit with the Treasurer of the United States, or any other public official or public authority, national, state or local, for the purpose of securing (i) borrowings from the Federal Reserve Bank, (ii) deposits for which security is or may be required or permitted by law at any time to be given, (iii) sureties on surety bonds furnished to secure such deposits, or (iv) deposits made, whether time or demand, by the Bank as sole or joint fiduciary of any character. Any officer authorized hereunder to make such pledges or deposits shall have power to make any endorsement, transfer or assignment of any such securities, to make substitutions and withdrawals thereof, and to designate the person or persons to whom on behalf of the Bank any such securities so withdrawn may be delivered.

     (c) To purchase, borrow, or purchase under agreement to resell for the account of the Bank in its own right such bonds, stocks or other securities as may be permitted by law.

     (d) To do any act and to execute and acknowledge any document necessary to the exercise of the powers hereby granted and to appoint attorneys-in-fact to do such acts and execute such documents.

                          Administrative Regulation II

                          Exercise Of Fiduciary Powers

     2.1 Certification, Authentication, etc., of Securities and Documents. Any officer or employee of the Trust Group who may be designated from time to time in writing (which designation shall be filed with the Corporate Secretary) by either the President, the Executive Vice President for Trusts, any Senior Vice President, or Vice President in the Trust Group, to act as Special Corporate Assistant shall have the authority to authenticate or certify, on behalf of the Bank, any bonds, certificates, or other documents necessary or proper for the Bank to certify in its capacity as Trustee under any mortgage, deed of trust or other instrument, and to sign or countersign in the name of the Bank (a) as Transfer Agent or Registrar the certificates for the capital stock or the bonds or other securities of any corporation for which the Bank may be at any time Transfer Agent or Co-Transfer Agent, or Registrar or Co-Registrar, respectively, and (b) as Depositary the receipts for any securities deposited with the Bank under any agreement under which it may at any time be Depositary; and any of said officers or employees authenticating, certifying, signing or countersigning any of such bonds, certificates, stocks, securities, receipts and documents on behalf of the Bank may do so under the title or style of "Authorized Officer" or "Authorized Signature."

     2.2 Qualification as Fiduciary. In all cases where the Bank shall be appointed to act as Trustee, Executor, Administrator (with or without will annexed), Curator, Guardian, Committee, Receiver, Special Commissioner, or in any other lawful fiduciary capacity, any one of the following officers, namely: The President, the Executive Vice President for Trusts, or any officer of the Trust Group is authorized to take on behalf of the Bank any oath, and to execute any bond required to be taken or executed, upon the Bank's qualifying to act in such fiduciary capacity.

     2.3 Acceptance of Trusts. The President, the Executive Vice President for Trusts, or any officer in the Trust Group may accept on behalf of the Bank any trust and sign his name to any instrument evidencing such acceptance and acknowledge and deliver the same.

     2.4 Purchase and Sales of Securities. Any of the following officers of the Bank, namely: The President, the Executive Vice President for Trusts, or any officer in the Trust Group, is authorized in the exercise of powers conferred upon the Bank as fiduciary or agent, to buy, sell, assign, transfer and deliver any bonds, stocks and other securities of every description, standing in the name of this Bank as either sole or joint fiduciary, or in the name of any ward for whom it is either sole guardian or co-guardian, or of any decedent for whom it is either the sole personal representative or one of the personal representatives, or which may be held by it in any fiduciary or representative capacity whatsoever, either solely or in conjunction with some other person or persons, whether registered or otherwise (and to exchange registered for bearer or bearer for registered securities), and any such officer so authorized shall have authority to appoint one or more attorneys for that purpose and to execute and deliver on behalf of the Bank all necessary and proper instruments for the purpose of effectuating the powers hereby conferred.

     2.5 Deposit of Securities Under Plans of Reorganizations, etc. Any of the following officers of the Bank, namely: The President, the Executive Vice President for Trusts, or any officer in the Trust Group may deposit or authorize the deposit of the securities referred to in paragraph 2.4 with any Committee or Depository under any plan of reorganization, consolidation, merger or readjustment of any individual, corporation, firm or association, and may approve any such plan, and may execute in the name of the Bank in its appropriate fiduciary or representative capacity and deliver on its behalf any protective committee agreement for any of the above mentioned purposes.

     2.6 Sales and Leases of Real Estate and Tangible Personal Property:
Foreclosure and Extension of Mortgages. Any of the following officers of the Bank, namely: The President, the Executive Vice President for Trusts, or any officer of the Trust Group, in the exercise of powers conferred upon the Bank as fiduciary or agent are authorized (i) to sell, exchange or lease any real estate or tangible personal property or any interest therein, which the Bank may hold in any fiduciary or representative capacity, (ii) to grant options for purchase thereof, (iii) to cause the foreclosure of any deed of trust or mortgage held by the Bank in any such fiduciary or representative capacity, or
(iv) to consent to the extension of the maturity of any such deed of trust or mortgage.

     2.7 All Acts Done Under the Foregoing Paragraphs numbered 2.2, 2.3, 2.4,
2.5 and 2.6 shall be reported to the Trust Administrative Committees, as may be appropriate, provided that no action then taken by the Committees shall affect the rights of third parties.

     2.8 Voting Stock and Other Securities. The President, the Executive Vice President for Trusts, or any officer of the Trust Group shall have the power and authority to attend any meeting of the stockholders or security holders of any corporation in which this Bank, as fiduciary or agent, is a stockholder or security holder, and vote on behalf of this Bank any such stock or securities; and any of them is hereby authorized and empowered to designate, in writing, any person or persons as proxy, with power of substitution, to attend and vote at such meeting such stock or securities on behalf of this Bank; provided, however, that such proxy shall be empowered by such writing to vote only on the matters and questions in the manner and to the effect therein specified.

                          Administrative Regulation III

    Borrowing Money, Rediscounts Of Bills And Notes, Buying Or Selling Funds

     3.1 Borrowed Money, Security Therefor and Rediscounts. Transactions with the Federal Reserve Bank, or with any other bank in the nature of borrowings, pledges or rediscounts by the Bank shall be by the President, the Executive Vice President - Investment Bank, the Managing Director - Asset/Liability Management Division, the Managing Director - Funds Management Division, or such other officers of the Asset/Liability Management Division or the Funds Management Division as any of the foregoing may designate in writing (which designation shall be filed with the Corporate Secretary), and any of such officers is severally authorized in the Bank's behalf at any time and from time to time:

     (a) To borrow money for any temporary purpose and on such terms and for such periods as he may deem wise;

     (b) To pledge as security for the sums so borrowed, sell under repurchase agreement, any and all securities, bills or notes, of every description belonging to the Bank in its own right, including receipts of any other banking institution evidencing deposit with it of any securities, bills or notes, belonging to the Bank; or

     (c) To rediscount any bills or notes belonging to the Bank in its own right.

     3.2 Purchase and Sale of Surplus Funds. The President, the Executive Vice President - Investment Bank, the Managing Director - Asset/Liability Management Division, the Managing Director - Funds Management Division, or such other officers of the Asset/Liability Management Division or the Funds Management Division as any of them may designate in writing (which designation shall be filed with the Corporate Secretary), are authorized to purchase or sell surplus funds.

                          Administrative Regulation IV

                          Sales And Leases Of Property

     4.1 Sales and Leases of Bank-Owned Real Estate and Associated Personal Property. The President, any officer at the level of Vice President or above in the Real Estate Division and in the Collections and Foreclosures Division of Crestar Mortgage Corporation (and who is also a Vice President or above of the Bank), any managing officer or Senior Vice President of any Special Assets or loan workout unit, and any Senior Vice President in the Real Estate Finance Group, are authorized (I) to sell, exchange or lease any Bank-owned real estate and any associated personal property or any interest therein, (ii) to grant options for the purchase thereof, and (iii) to do any act and to execute, acknowledge and deliver any deed, contract and other document necessary or desirable in connection therewith.

     4.2 Release of Encumbrances. Any release, termination statement, or satisfaction of judgment required by the Bank shall be executed by any officer of the Bank or by an attorney-in-fact appointed by an officer of the Bank for the purpose. Whenever the Bank may be lawfully required to consent to the release of the lien of any deed of trust, its consent may be evidenced by the execution of such deed of release or any other document on behalf of the Bank by any officer of the Bank.


                           Administrative Regulation V

                          Checks, Drafts, Orders, Etc.

     5.1 Bank - Except Trust. All checks, drafts or orders of the Bank for the payment of money, whether directed to itself or to others (except those drawn on trust funds), shall be executed or signed on behalf of the Bank by any officer or, if authorized to sign by any officer (other than a member of the Trust Group) who is a Division Head, Senior Vice President or above, by any employee of the Bank, with a copy of such authorization filed with the Corporate Controller.

     5.2 Trust Group. All checks, drafts or orders of the Trust Group for the payment of money, whether directed to itself or others, shall be executed or signed on behalf of the Bank by any officer or employee of the Trust Group who may be authorized so to sign by any officer of the Trust Group who is Senior Vice President or above, with a copy of such authorization filed with the corporate Controller.

                          Administrative Regulation VI

                    Signature Guarantee, Confirmations, Etc.

     6.1 Signature Guarantee. Any officer of the Bank, or any employee of the Bank who may be designated in writing (which designation shall be filed with the Corporate Secretary) by the Chairman of the Board, the President, any Executive Vice President, any Senior Vice President or Division Head, shall have the authority to guarantee, on behalf of the Bank, the signature of a bank customer or other person on any stock certificate, bond, note, or other security, provided that such officer or employee shall know personally:

         1.  The person signing.
         2.  That the signature is genuine.
         3.  That the signer is an appropriate person to endorse or sign.
         4.  That the signer has legal capacity to sign.

Any such officer or employee guaranteeing any such signature may do so under the style of "Authorized Officer" or "Authorized Signature".

     6.2 Confirmations. The General Auditor or any Vice President Audit is authorized to certify in the name of, or on behalf of, the Bank in its own right or in a fiduciary or representative capacity, as to the accuracy and completeness of any account, schedule of assets, instrument or paper requiring such certification.

                          Administrative Regulation VII

                         Responsibilities Of Area Boards

     7.1  Responsibilities of Area Boards. The Area Boards, as provided by
Section 3.7 of the Bylaws, shall, jointly with senior management, assist in the direction of one or more of the Bank's offices by: 1) selecting and evaluating the performance of local executive officers, 2) ensuring the adoption of challenging goals and marketing policies, 3) ensuring a reasonable return on allocated capital, 4) ensuring a level of profitability that provides for balanced growth, responsiveness to the credit needs of the community, and high standards of integrity for all personnel, 5) ensuring an appropriate commitment of the Bank to a significant role in the local community, 6) ensuring conformance to applicable statutes & regulations, 7) ensuring a reporting system that adequately monitors these objectives, 8) promoting the Bank through the acquisition of business and by personal example and, 9) providing an outside perspective as a constructive critic and loyal friend.

                         Administrative Regulation VIII

                          Deposit And Security Accounts

     8.1 Deposit Accounts. The President, the Executive Vice President Investment Bank, the Executive Vice President, Controller and Treasurer, the Managing Director - Asset/Liability Management Division, and the Managing Director - Funds Management Division are individually authorized and empowered to open and maintain in the name of the Bank one or more deposit accounts at other financial institutions. The aforementioned officers shall designate the personnel authorized to sign for and transact business in such accounts and may agree to any terms governing such accounts. Any resolutions required of this Corporation in connection with such accounts may be certified by the Corporate Secretary as if specifically adopted by the Board of Directors.

     8.2 Securities Accounts. The President, the Executive Vice President Investment Bank, the Managing Director Asset/Liability Management Division, and the Managing Director - Funds Management Division are individually authorized and empowered to open and maintain in the name of the Bank one or more securities accounts for the purpose of purchasing, selling, reselling, borrowing, lending, and otherwise dealing in money market instruments and securities of any and every kind, including agreements or contracts for their repurchase or future delivery, with banks, brokers, dealers, securities firms, or other organizations, and to issue written, telephonic, telegraphic, or verbal orders or instructions for transactions to be carried out in such accounts. The aforementioned officers shall designate the personnel authorized to sign for and transact business in such accounts and may agree to any terms governing such accounts. Any resolutions required of this Bank in connection with such accounts may be certified by the Corporate Secretary as if specifically adopted by the Board of Directors.

                                                         EXHIBIT T-1 (6)



Exhibit 6

Consent of Trustee

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the execution of a Indenture among United Dominion Realty Trust, Inc. and Crestar Bank, as Trustee, we hereby consent that reports of examinations by federal, state, territorial, or district authorities may be furnished by such authorities to the Securities Exchange Commission upon request therefor.

Crestar Bank



By: /s/ L.B. BEDELL
-----------------------------
(L. B. Bedell, Vice President)

Dated: May 15, 1997

                             EXHIBIT T-1 (7)



Federal Financial Institutions Examination Council

Board of Governors of the Federal Reserve System
OMB Number:  7100-0036
Federal Deposit Insurance Corporation
OMB Number:  3064-0052
Office of the Comptroller of the Currency
OMB Number:  1557-0081
Expires March 31, 2000
[LOGO]

Please refer to page i, Table of Contents, for the required disclosure of estimated burden.

Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices - FFIEC 031

Report at the close of business June 30, 1997

(970630)
(RCRI 9999)

This report is required by law: 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks);
and 12 U.S.C. Section 161 (National banks).

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I, Richard G. Tilghman, Chairman and Chief Executive Officer
------------------------------------------------------------
   Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

/s/ RICHARD G. TILGHMAN
-------------------------------------
Signature of Officer Authorized to Sign Report

Date of Signature 8/18/97

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ SIGNATURE ILLEGIBLE
----------------------------------
Director (Trustee)

/s/ SIGNATURE ILLEGIBLE
----------------------------------
Director (Trustee)

/s/ SIGNATURE ILLEGIBLE
----------------------------------
Director (Trustee)

For Banks Submitting Hard Copy Report Forms:

State Member Banks: Return the original and one copy to the appropriate Federal Reserve District Bank.

State Nonmember Banks: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

National Banks: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

FDIC Certificate Number
                                (RCRI 9050)

Crestar Bank
P.O. Box 26665
Richmond, VA  23261
E512430000 55124300000

June 30, 1997

31

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:  6/30/97 ST-BK:  51-2430 FFIEC 031
Page RI-1

Consolidated Report of Income
for the period January 1, 1997 - June 30, 1997

All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

Schedule RI--Income Statement

                                                                                                  I480
                                                   Dollar Amounts in Thousands    RIAD   Bill Mil Thou
1. Interest Income:
  a. Interest and fee income on loans:
    (1) In domestic offices:
      (a) Loans secured by real estate                                            4011         307,890       1.a.(1)(a)
      (b) Loans to depository institutions                                        4019              50       1.a.(1)(b)
      (c) Loans to finance agricultural production and other loans to farmers     4024             140       1.a.(1)(c)
      (d) Commercial and industrial loans                                         4012          84,185       1.a.(1)(d)
      (e) Acceptances of other banks                                              4026               0       1.a.(1)(e)
      (f) Loans to individuals for household, family, and other personal expenditures:
        (1) Credit cards and related plans                                        4054         105,648       1.a.(1)(f)(1)
        (2) Other                                                                 4055         121,196       1.a.(1)(f)(2)
      (g) Loans to foreign governments and official institutions                  4056               0       1.a.(1)(g)
      (h) Obligations (other than securities and leases) of states and political subdivisions in the U.S.:
        (1) Taxable obligations                                                   4503             840       1.a.(1)(h)(1)
        (2) Tax-exempt obligations                                                4504           6,633       1.a.(1)(h)(2)
      (i) All other loans in domestic offices                                     4058           6,182       1.a.(1)(i)
    (2) In foreign offices, Edge and Agreement subsidiaries, and IBFs             4059                       1.a.(2)
  b. Income from lease financing receivables:
    (1) Taxable leases                                                            4505           1,073       1.b.(1)
    (2) Tax-exempt leases                                                         4307               0       1.b.(2)
  c. Interest income on balances due from depository institutions: (1)
    (1) In domestic offices                                                       4105               1       1.c.(1)
    (2) In foreign offices, Edge and Agreement subsidiaries, and IBFs             4106             126       1.c.(2)
  d. Interest and dividend income on securities:
    (1) U.S. Treasury securities and U.S. Government agency obligations           4027         119,959       1.d.(1)
    (2) Securities issued by states and political subdivisions in the U.S.:
      (a) Taxable securities                                                      4506               0       1.d.(2)(a)
      (b) Tax-exempt securities                                                   4507           1,666       1.d.(2)(b)
    (3) Other domestic debt securities                                            3657          19,069       1.d.(3)
    (4) Foreign debt securities                                                   3658              83       1.d.(4)
    (5) Equity securities (including investments in mutual funds)                 3659           3,326       1.d.(5)
  e. Interest income from trading assets                                          4069               0       1.e.

----------
(1) Includes interest income on time certificates of deposit not held for trading.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:   6/30/97 ST-BK:  51-2430 FFIEC 031
Page RI-2

Schedule RI--Continued

                                                                                         Year-to-date
                                               Dollar Amounts in Thousands         RIAD  Bil Mil Thou
 1. Interest income (continued)
    f. Interest income on federal funds sold and securities purchased under
       agreements to resell                                                        4020         1,976     1.f.
    g. Total interest income (sum of items 1.a through 1.f)                        4107       780,043     1.g.
 2. Interest expense:
    a. Interest on deposits:
       (1) Interest on deposits in domestic offices:
           (a) Transaction accounts (NOW accounts, ATS accounts, and
               telephone and preauthorized transfer accounts)                      4508         3,454     2.a.(1)(a)
           (b) Nontransaction accounts:
               (1) Money market deposit accounts (MMDAs)                           4509        79,749     2.a.(1)(b)(1)
               (2) Other savings deposits                                          4511        21,150     2.a.(1)(b)(2)
               (3) Time deposits of $100,000 or more                               A517        26,980     2.a.(1)(b)(3)
               (4) Time deposits of less than $100,000                             A518        99,939     2.a.(1)(b)(4)
       (2) Interest on deposits in foreign offices, Edge and
           Agreement subsidiaries, and IBFs                                        4172           213     2.a.(2)
    b. Expense of federal funds purchased and securities sold under
       agreements to repurchase                                                    4180        58,971     2.b.
    c. Interest on demand notes issued to the U.S. Treasury, trading
       liabilities, and other borrowed money                                       4185        26,061     2.c.
    d. Not applicable
    e. Interest on subordinated notes and debentures                               4200        14,306    2.e.
    f. Total interest expense (sum of items 2.a through 2.e)                       4073       330,823    2.f.
 3.  Net interest income (item 1.g minus 2.f)                                                           RIAD 4074  449,220    3.
 4.  Provisions:
     a. Provision for loan and lease losses                                                             RIAD 4230   65,498    4.a.
     b. Provision for allocated transfer risk                                                           RIAD 4243        0    4.b.
 5.  Noninterest income:
     a. Income from fiduciary activities                                           4070        24,276   5.a.
     b. Service charges on deposit accounts in domestic offices                    4080        62,408   5.b.
     c. Trading revenue (must equal Schedule RI, sum of Memorandum
        items 8.a through 8.d)                                                     A220           784   5.c.
     d.-e. Not applicable
     f. Other noninterest income:
        (1) Other fee income                                                       5407        67,394   5.f.(1)
        (2) All other noninterest income*                                          5408        43,642   5.f.(2)
     g. Total noninterest income (sum of items 5.a through 5.f)                                         RIAD 4079  198,504    5.g
 6.  a. Realized gains (losses) on held-to-maturity securities                                          RIAD 3521        0    6.a
     b. Realized gains (losses) on available-for-sale securities                                        RIAD 3196    3,598    6.b.
 7.  Noninterest expense:
     a. Salaries and employee benefits                                             4135       186,736   7.a.
     b. Expenses of premises and fixed assets (net of rental income)
        (excluding salaries and employee benefits and mortgage interest)           4217        51,948   7.b.
     c. Other noninterest expense*                                                 4092       120,952   7.c.
     d. Total noninterest expense (sum of items 7.a through 7.c)                                        RIAD 4093  359,636    7.d.
 8.  Income (loss) before income taxes and extraordinary items and other
     adjustments (item 3 plus or minus items 4.a, 4.b, 5.g, 6.a, 6.b, and 7.d)                          RIAD 4301  226,548    8.
 9.  Applicable income taxes (on item 8)                                                                RIAD 4302   79,971    9.
10.  Income (loss) before extraordinary items and other adjustments (item 8
     minus 9)                                                                                           RIAD 4300  146,577   10.
11.  Extraordinary items and other adjustments, net of income taxes*                                    RIAD 4320        0   11.
12.  Net income (loss) (sum of items 10 and 11)                                                        RIAD 4340  146,577   12.



---------
*Describe on Schedule RI-E--Explanations.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:  6-30-97 ST-BK:  51-2430 FFIEC 031
Page RI-3

Schedule RI--Continued

                                                                                                          I481
                                                                                                  Year-to-date
                                                                                        RIAD      Bil Mil Thou
Memoranda
                                                    Dollar Amounts in Thousands
 1. Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after August 7, 1986, that is not deductible for federal income tax
    purposes                                                                            4513             2,395           M.1.
 2. Income from the sale and servicing of mutual funds and annuities in domestic
    offices (included in Schedule RI, item 8)                                           8431               247           M.2.
 3.-4. Not applicable
 5. Number of full-time equivalent employees at end of current period                                   Number
    (round to nearest whole number)                                                     4150             7,960           M.5.
 6. Not applicable
 7. If the reporting bank has restated its balance sheet as a result of applying
    push down accounting this calendar year, report the date of the bank's                         CC MM DD YY
    acquisition(1)                                                                 RIAD 9106       00 00 00 00          M.7.
 8. Trading revenue (from cash instruments and off-balance sheet derivative instruments) (sum of Memorandum items 8.a through 8.d must equal
    Schedule RI, item 5.c):                                                                       Bil Mil Thou
    a. Interest rate exposures                                                          8757               163           M.8.a.
    b. Foreign exchange exposures                                                       8758               621           M.8.b.
    c. Equity security and index exposures                                              8759                 0           M.8.c.
    d. Commodity and other exposures                                                    8760                 0           M.8.d.
 9. Impact on income of off-balance sheet derivatives held for purposes other than trading:
    a. Net increase (decrease) to interest income                                       8761            (1,445)        M.9.a.
    b. Net (increase) decrease to interest expense                                      8762              (772)        M.9.b.
    c. Other (noninterest) allocations                                                  8763                 0         M.9.c.
10. Credit losses on off-balance sheet derivatives (see instructions)                   A251                 0         M.10.

11. Does the reporting bank have a Subchapter S election in effect for federal                      YES     NO
    income tax purposes for the current tax year?                                       A530                 X           M.11.
                                                                                                 Bil Mil Thou
12. Deferred portion of total applicable income taxes included in Schedule RI,
    items 9 and 11 (to be reported with the December Report of Income)                  4772               N/A           M.12.

----------
(1) For example, a bank acquired on June 1, 1997, would report 19970601.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:  6-30-97 ST-BK:  51-2430 FFIEC 031
Page RI-4

Schedule RI-A--Changes in Equity Capital

Indicate decreases and losses in parentheses.

                                                                                                     I483
                                                  Dollar Amounts in Thousands          RIAD  Bil Mil Thou
1.  Total equity capital originally reported in the December 31, 1996, Reports
    of Condition and Income                                                            3215     1,267,765     1.
2.  Equity capital adjustments from amended Reports of Income, net*                    3216             0     2.
3.  Amended balance end of previous calendar year (sum of items 1 and 2)               3217     1,267,765     3.
4.  Net income (loss) (must equal Schedule RI, item 12)                                4340       146,577     4.
5.  Sale, conversion, acquisition, or retirement of capital stock, net                 4346         7,273     5.
6.  Changes incident to business combinations, net                                     4356       333,028     6.
7.  LESS:  Cash dividends declared on preferred stock                                  4470             0     7.
8.  LESS:  Cash dividends declared on common stock                                     4460        35,186     8.
9.  Cumulative effect of changes in accounting principles from prior years* (see
    instructions for this schedule)                                                    4411             0     9.
10. Corrections of material accounting errors from prior years* (see
    instructions for this schedule)                                                    4412             0    10.
11. Change in net unrealized holding gains (losses) on available-for-sale
    securities                                                                         8433        (5,006)   11.
12. Foreign currency transaction adjustments                                           4414             0    12.
13. Other transactions with parent holding company* (not included in items 5, 7,
    or 8 above)                                                                        4415             0    13.
14. Total equity capital end of current period (sum of items 3 through 13) (must
    equal Schedule RC, item 28)                                                        3210     1,714,451    14.

----------
*Describe on Schedule RI-E--Explanations.

Schedule RI-B--Charge-offs and Recoveries and Changes
               in Allowance for Loan and Lease Losses

Part I.  Charge-offs and Recoveries on Loans and Leases

Part I excludes charge-offs and recoveries through the allocated transfer risk reserve.

                                                                                                              I486
                                                                            (Column A)               (Column B)
                                                                            Charge-offs              Recoveries
                                                                                Calendar year-to-date
                                    Dollar Amounts in Thousands           RIAD  Bil Mil Thou     RIAD  Bil Mil Thou
1. Loans secured by real estate:
   a. To U.S. addressees (domicile)                                       4651         3,008     4661     3,800   1.a.
   b. To non-U.S. addressees (domicile)                                   4652             0     4662         0   1.b.
2. Loans to depository institutions and acceptances of the banks:
   a. To U.S. banks and other U.S. depository institutions                4653             0     4663         0   2.a.
   b. To foreign banks                                                    4654             0     4664         0   2.b.
3. Loans to finance agricultural production and other loans to farmers    4655             0     4665         4   3.
4. Commercial and industrial loans:
   a. To U.S. addressees (domicile)                                       4645         2,786     4617     1,179   4.a.
   b. To non-U.S. addressees (domicile)                                   4646             0     4618         0   4.b.
5. Loans to individuals for household, family, and other personal expenditures:
   a. Credit cards and related plans                                      4656        50,862     4666     4,335   5.a.
   b. Other (includes single payment, installment, and all student loans) 4657        13,504     4667     5,204   5.b.
6. Loans to foreign governments and official institutions                 4643             0     4627         0   6.
7. All other loans                                                        4644            71     4628       520   7.
8. Lease financing receivables:
   a. Of U.S. addressees (domicile)                                       4658             0     4668         0   8.a.
   b. Of non-U.S. addressees (domicile)                                   4659             0     4669         0   8.b.
9. Total (sum of items 1 through 8)                                       4635        70,231     4605    15,062   9.

                                       6

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:  6/30/97 ST-BK:  51-2430 FFIEC 031
Page RI-5

Schedule RI-B--Continued

Part I. Continued


                                                                            (Column A)               (Column B)
                                                                            Charge-offs              Recoveries
Memoranda                                                                          Calendar year-to-date
                                      Dollar Amounts in Thousands         RIAD  Bil Mil Thou      RIAD  Bil Mil Thou
1-3. Not applicable
4. Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in
   Schedule RI-B, part I, items 4 and 7, above                            5409             0      5410            0    M.4.
5. Loans secured by real estate in domestic offices (included in
   Schedule RI-B, part I, item 1, above):
   a. Construction and land development                                   3582           400      3583           27    M.5.a.
   b. Secured by farmland                                                 3584             0      3585            7    M.5.b.
   c. Secured by 1-4 family residential properties:
      (1) Revolving, open-end loans secured by 1-4 family residential
          properties and extended under lines of credit                   5411           742      5412          362    M.5.c.(1)
      (2) All other loans secured by 1-4 family residential properties    5413         1,489      5414          664    M.5.c.(2)
   d. Secured by multifamily (5 or more) residential properties           3588             0      3589            9    M.5.d.
   e. Secured by nonfarm nonresidential properties                        3590           377      3591        2,731    M.5.e.


Part II.  Changes in Allowance for Loan and Lease Losses

                                                 Dollar Amounts in Thousands                     RIAD  Bil Mil Thou
1. Balance originally reported in the December 31, 1996, Reports of Condition
   and Income                                                                                    3124       233,836      1.
2. Recoveries (must equal part I, item 9, column B above)                                        4605        15,062      2.
3. LESS:  Charge-offs (must equal part I, item 9, column A above)                                4635        70,231      3.
4. Provision for loan and lease losses (must equal Schedule RI, item 4.a)                        4230        65,498      4.
5. Adjustments* (see instructions for this schedule)                                             4815        35,004      5.
6. Balance end of current period (sum of items 1 through 5)(must equal Schedule RC,
   item 4.b)                                                                                     3213       279,169      6.

----------
*Describe on Schedule RI-E--Explanations.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date: 6/30/97 ST-BK:  51-2430 FFIEC 031
Page RI-6

Schedule RI-D--Income from International Operations

For all banks with foreign offices, Edge or Agreement subsidiaries, or IBFs where international operations account for more than 10 percent of total revenues, total assets, or net income.

Part I.  Estimated Income from International Operations

                                                                                                               I492
                                                                                                       Year-to-date
                                                Dollar Amounts in Thousands                      RIAD  Bil Mil Thou
1. Interest income and expense booked at foreign offices, Edge and Agreement subsidiaries, and IBFs:
   a. Interest income booked                                                                     4837           N/A    1.a.
   b. Interest expense booked                                                                    4838           N/A    1.b.
   c. Net interest income booked at foreign offices, Edge and Agreement
      subsidiaries, and IBFs (item 1.a minus 1.b)                                                4839           N/A    1.c.
2. Adjustments for booking location of international operations:
   a. Net interest income attributable to international operations booked at
      domestic offices                                                                           4840           N/A    2.a.
   b. Net interest income attributable to domestic business booked at foreign
      offices                                                                                    4841           N/A    2.b.
   c. Net booking location adjustment (item 2.a minus 2.b)                                       4842           N/A    2.c.
3. Noninterest income and expense attributable to international operations:
   a. Noninterest income attributable to international operations                                4097           N/A    3.a.
   b. Provision for loan and lease losses attributable to international operations               4235           N/A    3.b.
   c. Other noninterest expense attributable to international operations                         4239           N/A    3.c.
   d. Net non-interest income (expense) attributable to international operations (item
      3.a minus 3.b and 3.c)                                                                     4843           N/A    3.d.
4. Estimated pretax income attributable to international operations before
   capital allocation adjustment (sum of items 1.c, 2.c, and 3.d)                                4844           N/A    4.
5. Adjustment to pretax income for internal allocations to international operations to reflect the effects of equity capital on overall bank funding
   costs                                                                                         4845           N/A    5.
6. Estimated pretax income attributable to international operations after
   capital allocation adjustment (sum of items 4 and 5)                                          4846           N/A    6.
7. Income taxes attributable to income from international operations as
   estimated in item 6                                                                           4797           N/A    7.
8. Estimated net income attributable to international operations (item 6 minus 7)                4341           N/A    8.

Memoranda
                                                   Dollar Amounts in Thousands                   RIAD  Bil Mil Thou

1. Intracompany interest income included in item 1.a above                                       4847           N/A    M.1.
2. Intracompany interest expense included in item 1.b above                                      4848           N/A    M.2.

Part II. Supplementary Details on Income from International Operations Required by the Departments of Commerce and Treasury for Purposes of the U.S. International Accounts and the U.S. National Income and Product Accounts

                                                                                                       Year-to-date
                                                 Dollar Amounts in Thousands                     RIAD  Bil Mil Thou
1. Interest income booked at IBFs                                                                4849           N/A     1.
2. Interest expense booked at IBFs                                                               4850           N/A     2.
3. Noninterest income attributable to international operations booked at domestic offices (excluding IBFs):
   a. Gains (losses) and extraordinary items                                                     5491           N/A     3.a.
   b. Fees and other noninterest income                                                          5492           N/A     3.b.
4. Provision for loan and lease losses attributable to international operations
   booked at domestic offices (excluding IBFs)                                                   4852           N/A     4.
5. Other noninterest expense attributable to international operations booked at
   domestic offices (excluding IBFs)                                                             4853           N/A     5.


Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:  6/30/97 ST-BK:  51-2430 FFIEC 031
Page RI-7

Schedule RI-E--Explanations

Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

Detail all adjustments in Schedule RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI. (See instructions for details.)

                                                                                                              I495
                                                                                                       Year-to-date
                                     Dollar Amounts in Thousands                                 RIAD  Bil Mil Thou
1. All other noninterest income (from Schedule RI, item 5.f.(2)) Report amounts that exceed 10% of Schedule RI, item 5.f.(2):
   a. Net gains (losses) on other real estate owned                                              5415             0      1.a.
   b. Net gains (losses) on sales of loans                                                       5416         5,258      1.b.
   c. Net gains (losses) on sales of premises and fixed assets                                   5417         5,837      1.c.
   Itemize and describe the three largest other amounts that exceed 10% of
   Schedule RI, item 5.f.(2):
   d. TEXT 4461 Personalized Check Sales                                                         4461         5,382      1.d.
   e. TEXT 4462 Other Operating Income                                                           4462         6,234      1.e.
   f. TEXT 4463 Gain on Sale of Merchant Card Processing                                         4463        17,431      1.f.
2. Other noninterest expense (from Schedule RI, item 7.c):
   a. Amortization expense of intangible assets                                                  4531         6,479      2.a.
   Report amounts that exceed 10% of Schedule RI, item 7.c:
   b. Net (gains) losses on other real estate owned                                              5418             0      2.b.
   c. Net (gains) losses on sales of loans                                                       5419             0      2.c.
   d. Net (gains) losses on sales of premises and fixed assets                                   5420             0      2.d.
   Itemize and describe the three largest amounts that exceed 10% of Schedule
   RI, item 7.c.:
   e. TEXT 4464 Communications                                                                   4464        17,835      2.e.
   f. TEXT 4467 Professional Fees                                                                4467        14,868      2.f.
   g. TEXT 4468                                                                                  4468                    2.g.
3. Extraordinary items and other adjustments and applicable income tax effect
   (from Schedule RI, item 11) (itemize and describe all extraordinary items and other adjustments):
   a. (1) TEXT 4469                                                                              4469                    3.a.(1)
      (2) Applicable income tax effect            RIAD          4486                                                     3.a.(2)
   b. (1) TEXT 4487                                                                              4487                    3.b.(1)
      (2) Applicable income tax effect            RIAD          4488                                                     3.b.(2)
   c. (1) TEXT 4489                                                                              4489                    3.c.(1)
      (2) Applicable income tax effect            RIAD          4491                                                     3.c.(2)
4. Equity capital adjustments from amended Reports of Income (from Schedule
   RI-A, item 2) (itemize and describe all adjustments):
   a. TEXT 4492                                                                                  4492                    4.a.
   b. TEXT 4493                                                                                  4493                    4.b.
5. Cumulative effect of changes in accounting principles from prior years (from
   Schedule RI-A, item 9) (itemize and describe all changes in accounting principles):
   a. TEXT A546 Effect of change to GAAP from previous non-GAAP instructions                     A546             0      5.a.
   b. TEXT 4495                                                                                  4495                    5.b.
6. Corrections of material accounting errors from prior years (from Schedule
   RI-A, item 10 (itemize and describe all corrections):
   a. TEXT 4496                                                                                  4496                    6.a.
   b. TEXT 4497                                                                                  4497                    6.b.


Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:  6/30/97 ST-BK:  51-2430 FFIEC 031
Page RI-8

Schedule RI-E--Continued

                                                                                                       Year-to-date
                                          Dollar Amounts in Thousands                            RIAD  Bil Mil Thou
7. Other transactions with parent holding company (from Schedule RI-A, item
   13) (itemize and describe all such transactions):
   a. TEXT 4498                                                                                  4498                      7.a.
   b. TEXT 4499                                                                                  4499                      7.b.
8. Adjustments to allowance for loan and lease losses (from Schedule RI-B, part II, item 5) (itemize and describe all adjustments):
   a. TEXT 4521 Bank Mergers                                                                     4521                      8.a.
   b. TEXT 4522                                                                                  4522        35,004        8.b.
9. Other explanations (the space below is provided for the bank to briefly describe, at its option, any other significant items affecting the Report
   of Income):                                                                                   I498         I499
   No comment __ (RIAD 4769)
   Other explanations (please type or print clearly):
   (TEXT 4769)

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:  6/30/97 ST-BK:  51-2430  FFIEC 031
Page RC-1

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise, indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                               C400
                                              Dollar Amounts in Thousands                        RCFD  Bil Mil Thou
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1)                                     0081       984,612      1.a.
    b. Interest-bearing balances(2)                                                              0071        75,042      1.b.
2.  Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)                                1754       718,519      2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)                              1773     3,351,960      2.b.
3.  Federal funds sold and securities purchased under agreements to resell                       1350       864,806      3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule RC-C)   RCFD 2122   14,903,815                            4.a.
    b. LESS:  Allowance for loan and lease losses                      RCFD 3123      279,169                            4.b.
    c. LESS:  Allocated transfer risk reserve                          RCFD 3128            0                            4.c.
    d. Loans and leases, net of unearned income, allowance,
       and reserve (item 4.a minus 4.b and 4.c)                                               2125    14,624,646      4.d.
5.  Trading assets (from Schedule RC-D)                                                          3545             0      5.
6.  Premises and fixed assets (including capitalized leases)                                     2145       435,233      6.
7.  Other real estate owned (from Schedule RC-M)                                                 2150        42,606      7.
8.  Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M)                                                                         2130         1,263      8.
9.  Customers' liability to this bank on acceptances outstanding                                 2155         4,101      9.
10. Intangible assets (from Schedule RC-M)                                                       2143       198,058     10.
11. Other assets (from Schedule RC-F)                                                            2160       951,656     11.
12. Total assets (sum of items 1 through 11)                                                     2170    22,252,502     12.

----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date: 6/30/97 ST-BK:  51-2430 FFIEC 031
Page RC-2

Schedule RC--Continued


                                                    Dollar Amounts in Thousands                  Bil Mil Thou
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,
       part I)                                                                       RCON 2200     15,907,594      13.a.
       (1) Noninterest-bearing(1)                RCON 6631      3,492,531                                          13.a.(1)
       (2) Interest-bearing                      RCON 6636     12,415,063                                          13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule
       RC-E, part II)                                                                RCFN 2200         50,000      13.b.
       (1) Noninterest-bearing                   RCFN 6631              0                                          13.b.(1)
       (2) Interest-bearing                      RCFN 6636         50,000                                          13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase       RCFD 2800      2,525,223      14.
15. a. Demand notes issued to the U.S. Treasury                                      RCON 2840        499,401      15.a.
    b. Trading liabilities (from Schedule RC-D)                                      RCFD 3548              0      15.b.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less                                 RCFD 2332        640,284      16.a.
    b. With a remaining maturity of more than one year through three years           RCFD A547              0      16.b.
    c. With a remaining maturity of more than three years                            RCFD A548        268,100      16.c.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding                         RCFD 2920          4,101      18.
19. Subordinated notes and debentures (2)                                            RCFD 3200        335,000      19.
20. Other liabilities (from Schedule RC-G)                                           RCFD 2930        308,348      20.
21. Total liabilities (sum of items 13 through 20)                                   RCFD 2948     20,538,051      21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                    RCFD 3838              0      23.
24. Common stock                                                                     RCFD 3230        172,572      24.
25. Surplus (exclude all surplus related to preferred stock)                         RCFD 3839        330,161      25.
26. a. Undivided profits and capital reserves                                        RCFD 3632      1,240,451      26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities        RCFD 8434        (28,733)     26.b.
27. Cumulative foreign currency translation adjustments                              RCFD 3284              0      27.
28. Total equity capital (sum of items 23 through 27)                                RCFD 3210      1,714,451      28.
29. Total liabilities and equity capital (sum of
    items 21 and 28)                                                                 RCFD 3300     22,252,502     29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best
   describes the most comprehensive level of auditing work performed for the                           Number
   bank by independent external auditors as of any date during 1996                  RCFD 6724           N/A        M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on a bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5   = Review of the bank's financial statements by external auditors
6   = Compilation of the bank's financial statements by external auditors
7   = Other audit procedures (excluding tax preparation work)
8   = No external audit work

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Includes limited-life preferred stock and related surplus.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:  6/30/97 ST-BK:  51-2430  FFIEC 031
Page RC-3

Schedule RC-A--Cash and Balances Due From Depository Institutions

Exclude assets held for trading.

                                                                                                             C405
                                                                                (Column A)             (Column B)
                                                                               Consolidated             Domestic
                                                                                   Bank                 Offices
                                 Dollar Amounts in Thousands           RCFD   Bil Mil Thou   RCON     Bil Mil Thou
1. Cash items in process of collection, unposted debits, and
   currency and coin                                                   0022        960,243                             1.
   a. Cash items in process of collection and unposted debits                                0020          725,281     1.a.
   b. Currency and coin                                                                      0080          234,962     1.b.
2. Balances due from depository institutions in the U.S.                                     0082           20,601     2.
   a. U.S. branches and agencies of foreign banks
      (including their IBFs)                                           0083              0                             2.a.
   b. Other commercial banks in the U.S. and other depository
      institutions in the U.S. (including their IBFs)                  0085         20,601                             2.b.
3. Balances due from banks in foreign countries and foreign
   central banks                                                                             0070           77,617     3.
   a. Foreign branches of other U.S. banks                             0073         75,000                             3.a.
   b. Other banks in foreign countries and foreign central banks       0074          2,617                             3.b.
4. Balances due from Federal Reserve Banks                             0090          1,193   0090            1,193     4.
5. Total (sum of items 1 through 4) (total of column A must
   equal Schedule RC, sum of items 1.a and 1.b)                        0010      1,059,654   0010         1,059,654    5.

Memorandum                                                                                   RCON      Bil Mil Thou
                              Dollar Amounts in Thousands
1. Noninterest-bearing balances due from commercial banks
   in the U.S. (included in item 2, column B above)                                         0050            20,560     M.1.


Schedule RC-B--Securities

Exclude assets held for trading.

                                                                                                                C410
                                                Held-to-maturity                        Available-for-sale
                                         (Column A)           (Column B)          (Column C)          (Column D)
                                       Amortized Cost        Fair Value         Amortized Cost      Fair Value(1)
Dollar Amounts in Thousands           RCFD Bil Mil Thou   RCFD  Bil Mil Thou   RCFD Bil Mil Thou   RCFD Bil Mil Thou
1. U.S. Treasury securities           0211      187,842   0213       186,326   1286      499,455   1287      495,925   1.
2. U.S. Government agency
   obligations (exclude
   mortgage-backed
   securities):
   a. Issued by U.S. Government
      agencies(2)                     1289        5,004    1290        4,992   1291            0   1293            0   2.a.
   b. Issued by U.S. Government-
      sponsored agencies(3)           1294        4,942    1295        5,005   1297       84,245   1298       82,795   2.b.

----------
(1) Includes equity securities without readily determinable fair values at historical cost in item 6.b, column D.

(2) Includes Small Business Administration "Guaranteed Loan
    Pool Certificates," U.S. Maritime Administration obligations, and Export-Import Bank participation certificates.

(3) Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:  6/30/97 ST-BK:  51-2430 FFIEC 031
Page RC-4

Schedule RC-B--Continued

                                                Held-to-maturity                Available-for-sale
                                        (Column A)             (Column B)          (Column C)             (Column D)
                                      Amortized Cost           Fair Value         Amortized Cost         Fair Value(1)
Dollar Amounts in Thousands          RCFD  Bil Mil Thou     RCFD Bil Mil Thou    RCFD  Bil Mil Thou     RCFD  Bil Mil Thou
3. Securities issued by states
   and political subdivisions
   in the U.S.:
   a. General obligations            1676        7,777      1677       7,769     1678             0     1679             0   3.a.
   b. Revenue obligations            1681       39,734      1686      40,379     1690             0     1691             0   3.b.
   c. Industrial development
      and similar obligations        1694          335      1695         338     1696             0     1697             0   3.c.
4. Mortgage-backed securities
   (MBS):
   a. Pass-through securities:
      (1) Guaranteed by GNMA         1698        2,385      1699       2,571     1701        87,279     1702        85,118   4.a.(1)
      (2) Issued by FNMA and FHLMC   1703       28,626      1705      29,115     1706     1,973,597     1707     1,938,643   4.a.(2)
      (3) Other pass-through
          securities                 1709            0      1710           0     1711             0     1713             0   4.a.(3)
   b. Other mortgage-backed
      securities (include CMOs,
      REMICs, and stripped MBS):
      (1) Issued or guaranteed by
          FNMA, FHLMC, or GNMA       1714      433,163      1715     432,838     1716        92,757      1717       92,691   4.b.(1)
      (2) Collateralized by MBS
          issued or guaranteed
          by FNMA, FHLMC, or GNMA    1718          633      1719         634     1731       146,115      1732      145,904   4.b.(2)
      (3) All other mortgage-backed
          securities                 1733        5,677      1734       5,677     1735       109,130      1736      108,355   4.b.(3)
5. Other debt securities:
   a. Other domestic debt
      securities                     1737          151      1738         141     1739       291,168      1741      288,981   5.a.
   b. Foreign debt securities        1742        2,250      1743       2,250     1744             0      1746            0   5.b.
6. Equity securities:
   a. Investments in mutual
      funds and other equity
      securities with readily
      determinable fair values                                                   A510        20,344      A511       21,031   6.a.
   b. All other equity
      securities(1)                                                              1752        92,517      1753       92,517   6.b.
7. Total (sum of items 1 through
   6) (total of column A must
   equal Schedule RC, item 2.a)
   (total of column D must equal
   Schedule RC, item 2.b)           1754      718,519      1771     718,035      1772     3,396,607      1773    3,351,960   7.

----------
(1) Includes equity securities without readily determinable fair values at historical cost in item 6.b, column D.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:  6/30/97 ST-BK:  51-2430 FFIEC 031
Page RC-5

Schedule RC-B--Continued

Memoranda                                                                                                    C412
                                                   Dollar Amounts in Thousands                 RCFD  Bil Mil Thou
1. Pledged securities(1)                                                                       0416     2,339,558      M.1.
2. Maturity and repricing data for debt securities(1),(2) (excluding those in nonaccrual status):
   a. Securities issued by the U.S. Treasury, U.S. Government agencies, and states and political subdivisions in the U.S.; other non-mortgage debt securities; and mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or repricing frequency of: (3) (4)
      (1) Three months or less                                                                 A549         7,621      M.2.a.(1)
      (2) Over three months through 12 months                                                  A550        20,671      M.2.a.(2)
      (3) Over one year through three years                                                    A551       894,741      M.2.a.(3)
      (4) Over three years through five years                                                  A552       161,250      M.2.a.(4)
      (5) Over five years through 15 years                                                     A553        26,770      M.2.a.(5)
      (6) Over 15 years                                                                        A554         4,683      M.2.a.(6)
   b. Mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgage with a remaining maturity or repricing frequency of: (3) (5)
      (1) Three months or less                                                                 A555        10,302      M.2.b.(1)
      (2) Over three months through 12 months                                                  A556         2,009      M.2.b.(2)
      (3) Over one year through three years                                                    A557         5,967      M.2.b.(3)
      (4) Over three years through five years                                                  A558       191,846      M.2.b.(4)
      (5) Over five years through 15 years                                                     A559     1,804,170      M.2.b.(5)
      (6) Over 15 years                                                                        A560        40,478      M.2.b.(6)
    c. Other mortgage-backed securities (include CMOs, REMICs, and stripped
       MBS; exclude mortgage pass-through securities) with an expected average life of: (6)
       (1) Three years or less                                                                 A561       186,096      M.2.c.(1)
       (2) Over three years                                                                    A562       600,327      M.2.c.(2)
    d. Fixed rate AND floating rate debt securities with a REMAINING MATURITY
       of one year or less (included in Memorandum items 2.a through 2.c above)                A248        25,088      M.2.d.
3.-6.  Not applicable
7. Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or trading securities during the calendar year-to-date
   (report the amortized cost at date of sale or transfer)                                     1778             0      M.7.
8. High-risk mortgage securities (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, item 4.b):
   a. Amortized cost                                                                           8780        14,043      M.8.a.
   b. Fair value                                                                               8781        14,047      M.8.b.
9. Structured notes (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, items 2, 3, and 5):
   a. Amortized cost                                                                           8782             0      M.9.a.
   b. Fair value                                                                               8783             0      M.9.b.

------------------
(1) Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.

(2) Exclude equity securities, e.g., investments in mutual funds, Federal Reserve stock, common stock, and preferred stock.

(3) Report fixed rate debt securities by remaining maturity and floating rate debt securities by repricing frequency.

(4) Sum of Memorandum items 2.a.(1) through 2.a.(6) plus any nonaccrual debt securities in the categories of debt securities reported in Memorandum item 2.a that are included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, sum of items 1, 2, 3, and 5, columns A and D, plus mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.

(5) Sum of Memorandum items 2.b.(1) through 2.b.(6) plus any nonaccrual mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.a, sum of columns A and D, less the amount of mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.

(6) Sum of Memorandum items 2.c.(1) and 2.c.(2) plus any nonaccrual "Other mortgage-backed securities" included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.b, sum of columns A and D.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date: 6/30/97 ST-BK:  51-2430 FFIEC 031
Page RC-6

Schedule RC-C--Loans and Lease Financing Receivables

Part I.  Loans and Leases

Do not deduct the allowance for loan and lease losses from amounts reported in this schedule. Report total loans and leases, net of unearned income. Exclude assets held for trading and commercial paper.



                                                                                                                   C415
                                                                                     (Column A)           (Column B)
                                                                                    Consolidated           Domestic
                                                                                        Bank               Offices
                                              Dollar Amounts in Thousands         RCFD  Bil Mil Thou  RCON  Bil Mil Thou
1.  Loans secured by real estate                                                  1410     7,693,391                      1.
    a. Construction and land development                                                              1415      324,766   1.a.
    b. Secured by farmland (including farm residential and other improvements)                        1420       16,896   1.b.
    c. Secured by 1-4 family residential properties:
       (1) Revolving, open-end loans secured by 1-4 family residential properties
           and extended under lines of credit                                                         1797      867,109   1.c.(1)
       (2) All other loans secured by 1-4 family residential properties:
           (a) Secured by first liens                                                                 5367    4,017,005   1.c.(2)(a)
           (b) Secured by junior liens                                                                5368      242,681   1.c.(2)(b)
    d. Secured by multifamily (5 or more) residential properties                                      1460      157,843   1.d.
    e. Secured by nonfarm nonresidential properties                                                   1480    2,067,091   1.e.
2.  Loans to depository institutions:
    a. To commercial banks in the U.S.                                                                1505        2,284   2.a.
       (1) To U.S. branches and agencies of foreign banks                         1506             0                      2.a.(1)
       (2) To other commercial banks in the U.S.                                  1507         2,284                      2.a.(2)
    b. To other depository institutions in the U.S.                               1517             0  1517            0   2.b.
    c. To banks in foreign countries                                                                  1510        1,173   2.c.
       (1) To foreign branches of other U.S. banks                                1513             0                      2.c.(1)
       (2) To other banks in foreign countries                                    1516         1,173                      2.c.(2)
3.  Loans to finance agricultural production and other loans to farmers           1590         3,857  1590        3,857   3.
4.  Commercial and industrial loans:
    a. To U.S. addressees (domicile)                                              1763     2,310,967  1763    2,310,967   4.a.
    b. To non-U.S. addressees (domicile)                                          1764             0  1764            0   4.b.
5.  Acceptances of other banks:
    a. Of U.S. banks                                                              1756             0  1756            0   5.a.
    b. Of foreign banks                                                           1757             0  1757            0   5.b.
6.  Loans to individuals for household, family, and other personal expenditures
    (i.e., consumer loans) (includes purchased paper)                                                 1975    4,279,325   6.
    a. Credit cards and related plans (includes check credit and other revolving
       credit plans)                                                              2008     1,203,248                      6.a.
    b. Other (includes single payment, installment, and all student loans)        2011     3,076,077                      6.b.
7.  Loans to foreign governments and official institutions (including foreign
    central banks)                                                                2081           572  2081          572   7.
8.  Obligations (other than securities and leases) of states and political subdivisions in the U.S. (includes nonrated industrial development
    obligations)                                                                  2107       237,941  2107      237,941   8.
9.  Other loans                                                                   1563       343,652                      9.
    a. Loans for purchasing or carrying securities (secured and unsecured)                            1545      113,226   9.a.
    b. All other loans (exclude consumer loans)                                                       1564      230,426   9.b.
10. Lease financing receivables (net of unearned income)                                              2165       30,653   10.
    a. Of U.S. addressees (domicile)                                              2182        30,653                      10.a.
    b. Of non-U.S. addressees (domicile)                                          2183             0                      10.b.
11. LESS:  Any unearned income on loans reflected in items 1-9 above              2123             0  2123            0   11.
12. Total loans and leases, net of unearned income (sum of items 1 through 10
    minus item 11) (total of column A must equal Schedule RC, item 4.a)          2122    14,903,815  2122   14,903,815   12.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date: 6/30/97 ST-BK:  51-2430 FFIEC 031
Page RC-7

Schedule RC-C--Continued

Part I.  Continued


Memoranda

                                                    Dollar Amounts in Thousands              Bil Mil Thou
1. Not applicable
2. Loans and leases restructured and in compliance with modified terms (included in Schedule RC-C, part I, above and not reported as past due or nonaccrual in
   Schedule RC-N, Memorandum item 1):
   a. Loans secured by real estate:
      (1) To U.S. addressees (domicile)                                             RCFD 1687             0      M.2.a.(1)
      (2) To non-U.S. addressees (domicile)                                         RCFD 1689             0      M.2.a.(2)
   b. All other loans and all lease financing receivables (exclude loans to
      individuals for household, family, and other personal expenditures)           RCFD 8691             0      M.2.b.
   c. Commercial and industrial loans to and lease financing receivables of
      non-U.S. addresses (domicile) included in Memorandum item 2.b above           RCFD 8692             0      M.2.c.
3. Maturity and repricing data for loans and leases (excluding those in nonaccrual status):
   a. Closed-end loans secured by first liens on 1-4 family residential properties in domestic offices with a remaining maturity or repricing frequency of:(1)(2)
      (1) Three months or less                                                      RCON A564     1,073,950      M.3.a.(1)
      (2) Over three months through 12 months                                       RCON A565     1,385,719      M.3.a.(2)
      (3) Over one year through three years                                         RCON A566       307,997      M.3.a.(3)
      (4) Over three years through five years                                       RCON A567       213,085      M.3.a.(4)
      (5) Over five years through 15 years                                          RCON A568       651,164      M.3.a.(5)
      (6) Over 15 years                                                             RCON A569       385,090      M.3.a.(6)
   b. All loans and leases other than closed-end loans secured by first liens on 1-4 family residential properties in domestic offices with a remaining maturity or repricing frequency of:(1)(3)
      (1) Three months or less                                                      RCFD A570     6,785,176      M.3.b.(1)
      (2) Over three months through 12 months                                       RCFD A571       535,737      M.3.b.(2)
      (3) Over one year through three years                                         RCFD A572     1,725,826      M.3.b.(3)
      (4) Over three years through five years                                       RCFD A573       938,756      M.3.b.(4)
      (5) Over five years through 15 years                                          RCFD A574       848,987      M.3.b.(5)
      (6) Over 15 years                                                             RCFD A575        52,327      M.3.b.(6)
   c. Fixed rate AND floating rate loans and leases with a REMAINING MATURITY
      of one year or less (included in Memorandum items 3.a and 3.b above)          RCFD A247     4,581,981      M.3.c.
   d. Fixed rate AND floating rate loans secured by nonfarm nonresidential properties in domestic offices(4) with a REMAINING MATURITY of over
      five years (included in Memorandum item 3.b above)                            RCON A577       122,262      M.3.d.
   e. Fixed rate AND floating rate commercial and industrial loans(5) with a
      REMAINING MATURITY of over three years (included in Memorandum item
      3.b above)                                                                    RCFD A578        79,244      M.3.e.

----------
(1) Report fixed rate loans and leases by remaining maturity and floating rate loans by repricing frequency.
(2) Sum of Memorandum items 3.a.(1) through 3.a.(6) plus total nonaccrual closed-end loans secured by first liens on 1-4 family residential properties in domestic offices included in Schedule RC-N, Memorandum item 3.c.(2), column C, must equal total closed-end loans secured by first liens on 1-4 family residential properties from Schedule RC-C, part I, item 1.c.(2)(a), column B.
(3) Sum of Memorandum items 3.b.(1) through 3.b.(6), plus total nonaccrual loans and leases from Schedule RC-N, sum of items 1 through 8, column C, minus nonaccrual closed-end loans secured by first liens on 1-4 family residential properties in domestic offices included in Schedule RC-N, Memorandum item 3.c.(2), column C, must equal total loans and leases from Schedule RC-C, part I, sum of items 1 through 10, column A, minus total closed-end loans secured by first liens on 1-4 family residential properties in domestic offices from Schedule RC-C, part I, item 1.c.(2)(a), column B.
(4) As defined for Schedule RC-C, part I, item 1.e, column B.
(5) As defined for Schedule RC-C, part I, item 4, column A.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date: 6/30/97 ST-BK:  51-2430 FFIEC 031
Page RC-8

Schedule RC-C--Continued
Part I. Continued


Memoranda (continued)

                                                  Dollar Amounts in Thousands                     Bil Mil Thou
4. Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RC-C, part I,
   items 4 and 9, column A, page RC-6(1)                                                RCFD 2746            0  M.4.
5. Loans and leases held for sale (included in Schedule RC-C, part I, page RC-6)        RCFD 5369      643,080  M.5.
6. Adjustable rate closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (included in Schedule RC-C,
   part I, item 1.c.(2)(a), column B, page RC-6)                                        RCON 5370    1,656,649  M.6.

----------
(1) Exclude loans secured by real estate that are included in Schedule RC-C, part I, item 1, column A.


Schedule RC-D--Trading Assets and Liabilities

Schedule RC-D is to be completed only by banks with $1 billion or more in total assets or with $2 billion or more in par/notional amount of off-balance sheet derivative contracts (as reported in Schedule RC-L, items 14.a through 14.e, columns A through D).


                                                                                                                  C420
                                                Dollar Amounts in Thousands                               Bil Mil Thou
ASSETS
1.  U.S. Treasury securities in domestic offices                                                 RCON 3531        0       1.
2.  U.S. Government agency obligations in domestic offices
    (exclude mortgage-backed securities)                                                         RCON 3532        0       2.
3.  Securities issued by states and political subdivisions in the U.S. in
    domestic offices                                                                             RCON 3533        0       3.
4.  Mortgage-backed securities (MBS) in domestic offices:
    a. Pass-through securities issued or guaranteed by FNMA, FHLMC, or GNMA                      RCON 3534        0       4.a.
    b. Other mortgage-backed securities issued or guaranteed by FNMA, FHLMC, or
       GNMA (include CMOs, REMICs, and stripped MBS)                                             RCON 3535        0       4.b.
    c. All other mortgage-backed securities                                                      RCON 3536        0       4.c.
5.  Other debt securities in domestic offices                                                    RCON 3537        0       5.
6.  Certificates of deposit in domestic offices                                                  RCON 3538        0       6.
7.  Commercial paper in domestic offices                                                         RCON 3539        0       7.
8.  Bankers acceptances in domestic offices                                                      RCON 3540        0       8.
9.  Other trading assets in domestic offices                                                     RCON 3541        0       9.
10. Trading assets in foreign offices                                                            RCFN 3542        0      10.
11. Revaluation gains on interest rate, foreign exchange rate, and other commodity and equity contracts:
    a. In domestic offices                                                                       RCON 3543        0      11.a.
    b. In foreign offices                                                                        RCFN 3543        0      11.b.
12. Total trading assets (sum of items 1 through 11) (must equal Schedule RC,
    item 5)                                                                                      RCFD 3545        0      12.

LIABILITIES                                                                                                  Bil Mil Thou

13. Liability for short positions                                                                RCFD 3546        0      13.
14. Revaluation losses on interest rate, foreign exchange rate, and other
    commodity and equity contracts                                                               RCFD 3547        0      14.
15. Total trading liabilities (sum of items 13 and 14) (must equal Schedule
    RC, item 15.b)                                                                               RCFD 3548        0      15.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date: 6/30/97 ST-BK:  51-2430 FFIEC 031
Page RC-8a

Schedule RC-C--Continued

Part II. Loans to Small Businesses and Small Farms

Schedule RC-C, Part II is to be reported only with the June Report of Condition.

Report the number and amount currently outstanding as of June 30 of business loans with "original amounts" of $1,000,000 or less and farm loans with "original amounts" of $500,000 or less. The following guidelines should be used to determine the "original amount" of a loan: (1) For loans drawn down under lines of credit or loan commitments, the "original amount" of the loan is the size of the line of credit or loan commitment when the line of credit or loan commitment was most recently approved, extended, or renewed prior to the report date. However, if the amount currently outstanding as of the report date exceeds this size, the "original amount" is the amount currently outstanding on the report date. (2) For loan participations and syndications, the "original amount" of the loan participation or syndication is the entire amount of the credit originated by the lead lender. (3) For all other loans, the "original amount" is the total amount of the loan at origination or the amount currently outstanding as of the report date, whichever is larger.

Loans to Small Businesses

                                                                                                       C418
                                                                                        RCON   YES       NO
1. Indicate in the appropriate box at the right whether all or substantially all of the dollar volume of your bank's "Loans secured by nonfarm nonresidential properties" in domestic offices reported in Schedule RC-C, part I, item 1.e, column B, and all or substantially all of the dollar volume of your bank's "Commerical and industrial loans to U.S. addressees"
   in domestic offices reported in Schedule RC-C, part I, item 4.a, column B, have original amounts of $100,000 or less (If your bank has no loans outstanding in both of these two loan categories, place an "X" in the
   box marked "NO".)                                                                    6999              X  1.

If YES, complete items 2.a and 2.b below, skip items 3 and 4, and go to item 5.
If NO and your bank has loans outstanding in either loan category, skip items 2.a and 2.b, complete items 3 and 4 below, and go to item 5.
If NO and your bank has no loans outstanding in both loan categories, skip items 2 through 4, and go to item 5.

                                                                                          Number of Loans
                                                                                          RCON
2. Report the total number of loans currently outstanding for each of the following Schedule RC-C, part I, loan categories:
   a. "Loans secured by nonfarm nonresidential properties" in domestic offices reported in Schedule RC-C, part I, item 1.e, column B. (Note: Item 1.e,
      column B, divided by the number of loans should NOT exceed $100,000.)               5562         N/A   2.a.
   b. "Commercial and industrial loans to U.S. addressees" in domestic offices reported in Schedule RC-C, part I, item 4.a, column B. (Note: Item 4.a,
      column B, divided by the number of loans should NOT exceed $100,000.)               5563         N/A   2.b.

                                                                                          (Column A)             (Column B)
                                                                                                                   Amount
                                                                                                                  Currently
                                                                                        Number of Loans          Outstanding
                                                  Dollar Amounts in Thousands           RCON                RCON   Bil  Mil  Thou
3. Number and amount currently outstanding of "Loans secured by nonfarm nonresidential properties" in domestic offices reported in Schedule RC-C, part I, item 1.e, column B (sum of items 3.a through 3.c must be less than or equal to Schedule RC-C, part I, item 1.e, column B):
   a. With original amounts of $100,000 or less                                         5564      2,049     5565       72,362   3.a.
   b. With original amounts of more than $100,000 through $250,000                      5566      1,272     5567      161,008   3.b.
   c. With original amounts of more than $250,000 through $1,000,000                    5568      1,390     5569      569,142   3.c.
4. Number and amount currently outstanding of "Commercial and industrial loans to U.S. addressees" in domestic offices reported in Schedule RC-C, part I, item 4.a, column B (sum of items 4.a through 4.c must be less than or equal to Schedule RC-C, part I, item 4.a, column B):
   a. With original amounts of $100,000 or less                                         5570     21,223     5571      187,264   4.a.
   b. With original amounts of more than $100,000 through $250,000                      5572      1,503     5573      139,382   4.b.
   c. With original amounts of more than $250,000 through $1,000,000                    5574      1,367     5575      315,372   4.c.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date: 6/30/97 ST-BK:  51-2430 FFIEC 031
Page RC-8b

Schedule RC-C--Continued

Part II. Continued

Agricultural Loans to Small Farms

                                                                                          YES     NO
5. Indicate in the appropriate box at the right whether all or substantially all of the dollar volume of your bank's "Loans secured by farmland
   (including farm residential and other improvements)" in domestic offices reported in Schedule RC-C, part I, item 1.b, column B, and all or substantially all of the dollar volume of your bank's "Loans to finance agricultural production and other loans to farmers" in domestic offices reported in Schedule RC-C, part I, item 3, column B, have original amounts of $100,000 or less (If your bank has no loans outstanding in both of these
   two loan categories, place an "X" in the box marked "NO".)                                                   6860       X   5.


If YES, complete items 6.a and 6.b below and do not complete items 7 and 8. If NO and your bank has loans outstanding in either loan category, skip items 6.a and 6.b and complete items 7 and 8 below.
If NO and your bank has no loans outstanding in both loan categories, do not complete items 6 through 8.

                                                                                          Number of Loans
                                                                                        RCON
6. Report the total number of loans currently outstanding for each of the following Schedule RC-C, part I, loan categories:
   a. "Loans secured by farmland (including farm residential and other improvements)" in domestic offices reported in Schedule RC-C, part I, item 1.b, column B. (Note: Item 1.b, column B, divided by the
      number of loans should NOT exceed $100,000.)                                      5576           N/A   6.a.
   b. "Loans to finance agricultural production and other loans to farmers"
      in domestic offices reported in Schedule RC-C, part I, item 3, column B.
      (Note: Item 3, column B, divided by the number of loans should
      NOT exceed $100,000.)                                                             5577           N/A   6.b.


                                                                                        (Column A)            (Column B)
                                                                                                                Amount
                                                                                                               Currently
                                                                                      Number of Loans         Outstanding
                                                 Dollar Amounts in Thousands          RCON                RCON    Bil Mil Thou
7. Number and amount currently outstanding of "Loans secured by farmland
   (including farm residential and other improvements)" in domestic offices reported in Schedule RC-C, part I, item 1.b, column B (sum of items 7.a through 7.c must be less than or equal to Schedule RC-C, part I, item 1.b, column B):
   a. With original amounts of $100,000 or less                                       5578        148     5579           3,828  7.a.
   b. With original amounts of more than $100,000 through $250,000                    5580         39     5581           4,457  7.b.
   c. With original amounts of more than $250,000 through $500,000                    5582         16     5583           3,837  7.c.
8. Number and amount currently outstanding of "Loans to finance agricultural production and other loans to farmers" in domestic offices reported in
   Schedule RC-C, part I, item 3, column B (sum of items 8.a through 8.c must be less than or equal to Schedule RC-C, part I, item 3, column B):
   a. With original amounts of $100,000 or less                                       5584        228     5585           1,752  8.a.
   b. With original amounts of more than $100,000 through $250,000                    5586          9     5587             471  8.b.
   c. With original amounts of more than $250,000 through $500,000                    5588          3     5589           1,011  8.c.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:  6/30/97 ST-BK:  51-2430  FFIEC 031
Page RC-9

Schedule RC-E--Deposit Liabilities

Part I.  Deposits in Domestic Offices

                                                                                                    C425
                                                                                         Nontransaction
                                                      Transaction Accounts                  Accounts
                                             (Column A)              (Column B)            (Column C)
                                          Total transaction         Memo:  Total              Total
                                         accounts (including      demand deposits         nontransaction
                                            total demand           (included in             accounts
                                              deposits)              column A)          (including MMDAs)
Dollar Amounts in Thousands             RCON  Bil Mil Thou      RCON  Bil Mil Thou    RCON  Bil  Mil  Thou

Deposits of:
1. Individuals, partnerships,
   and corporations                     2201     3,426,241      2240     3,116,531    2346    11,955,889    1.
2. U.S. Government                      2202        25,261      2280        19,430    2520         2,234    2.
3. States and political subdivisions
   in the U.S.                          2203       135,693      2290       113,047    2530       117,550    3.
4. Commercial banks in the U.S.         2206       155,446      2310       155,446    2550           532    4.
5. Other depository institutions
   in the U.S.                          2207        44,359      2312        44,359    2349           671    5.
6. Banks in foreign countries           2213         4,310      2320         4,310    2236             0    6.
7. Foreign governments and
   official institutions
   (including foreign central banks)    2216             0      2300             0    2377             0    7.
8. Certified and official checks        2330        39,408      2330        39,408                          8.
9. Total (sum of items 1 through 8)
   (sum of columns A and C must
   equal Schedule RC, item 13.a)        2215     3,830,718      2210     3,492,531    2385    12,076,876    9.


Memoranda
                                                     Dollar Amounts in Thousands                 RCON  Bil Mil Thou
1. Selected components of total deposits (i.e., sum of item 9, columns A and C):
   a. Total Individual Retirement Accounts (IRAs) and Keogh Plan accounts                        6835    1,201,873      M.1.a.
   b. Total brokered deposits                                                                    2365      546,000      M.1.b.
   c. Fully insured brokered deposits (included in Memorandum item 1.b above):
      (1) Issued in denominations of less than $100,000                                          2343            0      M.1.c.(1)
      (2) Issued either in denominations of $100,000 or in denominations greater than
          $100,000 and participated out by the broker in shares of $100,000 or less              2344            0      M.1.c.(2)
   d. Maturity data for brokered deposits:
      (1) Brokered deposits issued in denominations of less than $100,000 with a remaining maturity of one year or less (included in Memorandum item 1.c.(1) above)
                                                                                                 A243            0      M.1.d.(1)
      (2) Brokered deposits issued in denominations of $100,000 or more with a remaining maturity of one year or less (included in Memorandum
          item 1.b above)                                                                        A244      546,000      M.1.d.(2)
   e. Preferred deposits (uninsured deposits of states and political subdivisions in the U.S. reported in item 3 above which are secured or collateralized as
      required under state law)                                                                  5590      237,633      M.1.e.
2. Components of total nontransaction accounts (sum of Memorandum items 2.a through 2.d must equal item 9, column C above):
   a. Savings deposits:
      (1) Money market deposit accounts (MMDAs)                                                  6810    5,410,451      M.2.a.(1)
      (2) Other savings deposits (excludes MMDAs)                                                0352    1,552,860      M.2.a.(2)
   b. Total time deposits of less than $100,000                                                  6648    3,976,629      M.2.b.
   c. Total time deposits of $100,000 or more                                                    2604    1,136,936      M.2.c.
3. All NOW accounts (included in column A above)                                                 2398      338,187      M.3.
4. Not applicable

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:  6/30/97 ST-BK:  51-2430  FFIEC 031
Page RC-10

Schedule RC-E--Continued

Part I.  Continued

Memoranda (continued)

                                                     Dollar Amounts in Thousands                 RCON  Bil Mil Thou
5. Maturity and repricing data for time deposits of less than $100,000
   a. Time deposits of less than $100,000 with a remaining maturity or repricing frequency of: (1) (2)
      (1) Three months or less                                                                   A579       884,204      M.5.a.(1)
      (2) Over three months through 12 months                                                    A580     1,930,291      M.5.a.(2)
      (3) Over one year through three years                                                      A581       947,846      M.5.a.(3)
      (4) Over three years                                                                       A582       214,291      M.5.a.(4)
   b. Fixed rate AND floating rate time deposits of less than $100,000 with a REMAINING
      MATURITY of one year or less (included in Memorandum items 5.a.(1) through
      5.a.(4) above)                                                                             A241     2,758,204      M.5.b.
6. Maturity and repricing data for time deposits of $100,000 or more:
   a. Time deposits of $100,000 or more with a remaining maturity or repricing frequency of: (1) (3)
      (1) Three months or less                                                                   A584       774,354      M.6.a.(1)
      (2) Over three months through 12 months                                                    A585       252,420      M.6.a.(2)
      (3) Over one year through three years                                                      A586        95,335      M.6.a.(3)
      (4) Over three years                                                                       A587        14,827      M.6.a.(4)
   b. Fixed rate AND floating rate time deposits of $100,000 or more with a REMAINING
      MATURITY of one year or less (included in Memorandum items 6.a.(1) through
      6.a.(4) above)                                                                             A242     1,021,402      M.6.b.

----------
(1) Report fixed rate time deposits by remaining maturity and floating rate time deposits by repricing frequency.
(2) Sum of Memorandum items 5.a.(1) through 5.a.(4) must equal Schedule RC-E, Memorandum item 2.b above.
(3) Sum of Memorandum items 6.a.(1) through 6.a.(4) must equal Schedule RC-E, Memorandum item 2.c above.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:   6/30/97 ST-BK:  51-2430  FFIEC 031
Page RC-11

Schedule RC-E--Continued

Part II. Deposits in Foreign Offices (including Edge and Agreement subsidiaries and IBFs)

                                                     Dollar Amounts in Thousands                 RCFN        Bil Mil Thou
Deposits of:
1. Individuals, partnerships, and corporations                                                   2621                   0      1.
2. U.S. banks (including IBFs and foreign branches of U.S. banks)                                2623              50,000      2.
3. Foreign banks (including U.S. branches and agencies of foreign banks,
   including their IBFs)                                                                         2625                   0      3.
4. Foreign governments and official institutions (including foreign central
   banks)                                                                                        2650                   0      4.
5. Certified and official checks                                                                 2330                   0      5.
6. All other deposits                                                                            2668                   0      6.
7. Total (sum of items 1 through 6)(must equal Schedule RC, item 13.b)                           2200              50,000      7.


Memorandum
                                                    Dollar Amounts in Thousands                  RCFN        Bil Mil Thou

1. Time deposits with a remaining maturity of one year or less (included in
   Part II, item 7 above)                                                                        A245              50,000      M.1.

Schedule RC-F--Other Assets

                                                                                                                     C430
                                                     Dollar Amounts in Thousands                             Bil Mil Thou
1. Income earned, not collected on loans                                                         RCFD 2164     140,621       1.
2. Net deferred tax assets (1)                                                                   RCFD 2148     112,417       2.
3. Interest-only strips receivable (not in the form of a security)
   (2) on:
   a. Mortgage loans                                                                             RCFD A519       3,460       3.a.
   b. Other financial assets                                                                     RCFD A520           0       3.b.
4. Other (itemize and describe amounts that exceed 25% of this item)                             RCFD 2168     695,158       4.
   a. TEXT 3549 A/R Trade Date Settlements             RCFD 3549    324,477                                                  4.a.
   b. TEXT 3550                                        RCFD 3550                                                             4.b.
   c. TEXT 3551                                        RCFD 3551                                                             4.c.
5. Total (sum of items 1 through 4) (must equal Schedule RC, item 11)                            RCFD 2160     951,656       5.

Memorandum
                                                     Dollar Amounts in Thousands                             Bil Mil Thou
1. Deferred tax assets disallowed for regulatory capital purposes                                RCFD 5610              0      M.1.

Schedule RC-G--Other Liabilities

                                                                                                                     C435
                                                     Dollar Amounts in Thousands                             Bil Mil Thou
1. a. Interest accrued and unpaid on deposits in domestic offices (3)                            RCON 3645         28,556      1.a.
   b. Other expenses accrued and unpaid (includes accrued income taxes payable)                  RCFD 3646        156,810      1.b.
2. Net deferred tax liabilities (1)                                                              RCFD 3049              0      2.
3. Minority interest in consolidated subsidiaries                                                RCFD 3000              0      3.
4. Other (itemize and describe amounts that exceed 25% of this item)                             RCFD 2938        122,982      4.
   a. TEXT 3552 Accounts Payable                             RCFD 3552     63,497                                              4.a.
   b. TEXT 3553 Purchase Contracts - Spot & Future Contracts RCFD 3553     56,258                                              4.b.
   c. TEXT 3554                                              RCFD 3554                                                         4.c.
5. Total (sum of items 1 through 4) (must equal Schedule RC, item 20)                            RCFD 2930        308,348      5.

----------
(1) See discussion of deferred income taxes in Glossary entry on "income taxes."
(2) Report interest-only strips receivable in the form of a security as available-for-sale securities in Schedule RC, item 2.b., or as trading assets in Schedule RC, item 5, as appropriate.
(3) For savings banks, include "dividends" accrued and unpaid on deposits.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:  6/30/97 ST-BK:  51-2430  FFIEC 031
Page RC-12

Schedule RC-H--Selected Balance Sheet Items for Domestic Offices

                                                                                                       C440
                                                                                           Domestic Offices
                                                     Dollar Amounts in Thousands   RCON        Bil Mil Thou
1. Customers' liability to this bank on acceptances outstanding                    2155               4,101      1.
2. Bank's liability on acceptances executed and outstanding                        2920               4,101      2.
3. Federal funds sold and securities purchased under agreements to resell          1350             864,806      3.
4. Federal funds purchased and securities sold under agreements to repurchase      2800           2,525,223      4.
5. Other borrowed money                                                            3190             908,384      5.
   EITHER
6. Net due from own foreign offices, Edge and Agreement subsidiaries, and IBFs     2163              26,065      6.
   OR
7. Net due to own foreign offices, Edge and Agreement subsidiaries, and IBFs       2941                 N/A      7.
8. Total assets (excludes net due from foreign offices, Edge and Agreement
   subsidiaries, and IBFs)                                                         2192          22,176,329      8.
9. Total liabilities (excludes net due to foreign offices, Edge and Agreement
   subsidiaries, and IBFs)                                                         3129          20,487,943      9.

Items 10-17 include held-to-maturity and available-for-sale securities in domestic offices.

                                                                                   RCON     Bil Mil Thou

10. U.S. Treasury securities                                                       1779          683,767      10.
11. U.S. Government agency obligations (exclude mortgage-backed securities)        1785           92,741      11.
12. Securities issued by states and political subdivisions in the U.S.             1786           47,846      12.
13. Mortgage-backed securities (MBS):
    a. Pass-through securities:
       (1) Issued or guaranteed by FNMA, FHLMC, or GNMA                            1787        2,054,772      13.a.(1)
       (2) Other pass-through securities                                           1869                0      13.a.(2)
    b. Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS):
       (1) Issued or guaranteed by FNMA, FHLMC, or GNMA                            1877          525,854      13.b.(1)
       (2) All other mortgage-backed securities                                    2253          260,569      13.b.(2)
14. Other domestic debt securities                                                 3159          289,132      14.
15. Foreign debt securities                                                        3160            2,250      15.
16. Equity securities:
    a. Investments in mutual funds and other
       equity securities with readily determinable fair values                     A513           21,031      16.a.
    b. All other equity securities                                                 3169           92,517      16.b.
17. Total held-to-maturity and available-for-sale securities (sum of items 10
    through 16)                                                                    3170        4,070,479      17.

Memorandum (to be completed only by banks with IBFs and other "foreign" offices)

                                                     Dollar Amounts in Thousands   RCON     Bil Mil Thou
   EITHER
1. Net due from the IBF of the domestic offices of the reporting bank              3051              N/A         M.1.
   OR
2. Net due to the IBF of the domestic offices of the reporting bank                3059              N/A         M.2.


Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:  6/30/97 ST-BK:  51-2430  FFIEC 031
Page RC-13

Schedule RC-I--Selected Assets and Liabilities of IBFs

To be completed only by banks with IBFs and other "foreign" offices.

                                                                                                                     C445
                                                     Dollar Amounts in Thousands                 RCFN        Bil Mil Thou
1. Total IBF assets of the consolidated bank (component of Schedule RC,
   item 12)                                                                                      2133                 N/A      1.
2. Total IBF loans and lease financing receivables (component of Schedule RC-C,
   part I, item 12, column A)                                                                    2076                 N/A      2.
3. IBF commercial and industrial loans (component of Schedule RC-C, part I,
   item 4, column A)                                                                             2077                 N/A      3.
4. Total IBF liabilities (component of Schedule RC, item 21)                                     2898                 N/A      4.
5. IBF deposit liabilities due to banks, including other IBFs (component of
   Schedule RC-E, part II, items 2 and 3)                                                        2379                 N/A      5.
6. Other IBF deposit liabilities (component of Schedule RC-E, part II, items 1,
   4, 5, and 6)                                                                                  2381                 N/A      6.


Schedule RC-K--Quarterly Averages (1)

                                                                                                               C455
                                                     Dollar Amounts in Thousands                       Bil Mil Thou
ASSETS
1.  Interest-bearing balances due from depository institutions                             RCFD 3381          847      1.
2.  U.S. Treasury securities and U.S. Government agency obligations(2)                     RCFD 3382    3,737,496      2.
3.  Securities issued by states and political subdivisions in the U.S.(2)                  RCFD 3383       47,886      3.
4.  a. Other debt securities(2)                                                            RCFD 3647      578,345      4.a.
    b. Equity securities(3) (includes investments in mutual funds and Federal
       Reserve stock)                                                                      RCFD 3648      114,362      4.b.
5.  Federal funds sold and securities purchased under agreements to resell                 RCFD 3365       68,770      5.
6.  Loans:
    a. Loans in domestic offices:
       (1) Total loans                                                                     RCON 3360   14,692,899      6.a.(1)
       (2) Loans secured by real estate                                                    RCON 3385    7,596,015      6.a.(2)
       (3) Loans to finance agricultural production and other loans to farmers             RCON 3386        3,350      6.a.(3)
       (4) Commercial and industrial loans                                                 RCON 3387    2,237,860      6.a.(4)
       (5) Loans to individuals for household, family, and other personal expenditures     RCON 3388    4,038,343      6.a.(5)
    b. Total loans in foreign offices, Edge and Agreement subsidiaries, and IBFs           RCFN 3360            0      6.b.
7.  Trading assets                                                                         RCFD 3401            0      7.
8.  Lease financing receivables (net of unearned income)                                   RCFD 3484       30,169      8.
9.  Total assets(4)                                                                        RCFD 3368   20,568,285      9.
LIABILITIES
10. Interest-bearing transaction accounts in domestic offices (NOW accounts,
    ATS accounts, and telephone and preauthorized transfer accounts) (exclude
    demand deposits)                                                                       RCON 3485      229,518      10.
11. Nontransaction accounts in domestic offices:
    a. Money market deposit accounts (MMDAs)                                               RCON 3486    5,575,910      11.a.
    b. Other savings deposits                                                              RCON 3487    1,573,048      11.b.
    c. Time deposits of $100,000 or more                                                   RCON A514    1,168,167      11.c.
    d. Time deposits of less than $100,000                                                 RCON A529    3,997,638      11.d.
12. Interest-bearing deposits in foreign offices, Edge and Agreement
    subsidiaries, and IBFs                                                                 RCFN 3404        7,692      12.
13. Federal funds purchased and securities sold under agreements to repurchase             RCFD 3353    1,940,581      13.
14. Other borrowed money (includes mortgage indebtedness and obligations under
    capitalized leases)                                                                    RCFD 3355      856,319      14.

----------
(1) For all items, banks have the option of reporting either (1) an average of daily figures for the quarter, or (2) an average of weekly figures (i.e., the Wednesday of each week of the quarter).
(2) Quarterly averages for all debt securities should be based on amortized cost.
(3) Quarterly averages for all equity securities should be based on historical cost.
(4) The quarterly average for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:  6/30/97 ST-BK:  51-2430  FFIEC 031
Page RC-14

Schedule RC-L--Off-Balance Sheet Items

Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

                                                                                                                C460
                                                     Dollar Amounts in Thousands                 RCFD   Bil Mil Thou
1.  Unused commitments:
    a. Revolving, open-end lines secured by 1-4 family residential properties,
       e.g., home equity lines                                                                   3814        533,298      1.a.
    b. Credit card lines                                                                         3815      2,977,603      1.b.
    c. Commercial real estate, construction, and land development:
       (1) Commitments to fund loans secured by real estate                                      3816      1,753,823      1.c.(1)
       (2) Commitments to fund loans not secured by real estate                                  6550              0      1.c.(2)
    d. Securities underwriting                                                                   3817              0      1.d.
    e. Other unused commitments                                                                  3818      4,425,163      1.e.
2.  Financial standby letters of credit and foreign office guarantees                            3819        259,870      2.
    a. Amount of financial standby letters of credit conveyed to others      RCFD 3820    2,488                           2.a.
3.  Performance standby letters of credit and foreign office guarantees                          3821        138,949      3.
    a. Amount of performance standby letters of credit conveyed to others    RCFD 3822    1,991                           3.a.
4.  Commercial and similar letters of credit                                                     3411         44,798      4.
5.  Participations in acceptances (as described in the instructions) conveyed to
    others by the reporting bank                                                                 3428              0      5.
6.  Participations in acceptances (as described in the instructions) acquired by
    the reporting (nonaccepting) bank                                                            3429              0      6.
7.  Securities borrowed                                                                          3432              0      7.
8.  Securities lent (including customers' securities lent where the customer is
    indemnified against loss by the reporting bank)                                              3433              0      8.
9.  Financial assets transferred with recourse that have been treated as sold for Call Report purposes:
    a. First lien 1-to-4 family residential mortgage loans:
       (1) Outstanding principal balance of mortgages transferred as of the report
           date                                                                                  A521        150,000      9.a.(1)
       (2) Amount of recourse exposure on these mortgages as of the report date                  A522        150,000      9.a.(2)
    b. Other financial assets (excluding small business obligations reported in item
       9.c):
       (1) Outstanding principal balance of assets transferred as of the report
           date                                                                                  A523              0      9.b.(1)
       (2) Amount of recourse exposure on these assets as of the report date                     A524              0      9.b.(2)
    c. Small business obligations transferred with recourse under Section 208 of the
       Riegle Community Development and Regulatory Improvement Act of 1994:
       (1) Outstanding principal balance of small business obligations transferred
           as of the report date                                                                 A249              0      9.c.(1)
       (2) Amount of retained recourse on these obligations as of the report date                A250              0      9.c.(2)
10. Notional amount of credit derivatives:
    a. Credit derivatives on which the reporting bank is the guarantor                           A534              0      10.a.
    b. Credit derivatives on which the reporting bank is the beneficiary                         A535              0      10.b.
11. Spot foreign exchange contracts                                                              8765         65,666      11.
12. All other off-balance sheet liabilities (exclude off-balance sheet derivatives) (itemize and describe each component of this item over 25% of
    Schedule RC, item 28, "Total equity capital")                                                3430      1,493,362      12.
    a. TEXT 3555 Mortgage Servicing With Recourse                RCFD 3555     1,473,975                                  12.a.
    b. TEXT 3556                                                 RCFD 3556                                                12.b.
    c. TEXT 3557                                                 RCFD 3557                                                12.c.
    d. TEXT 3558                                                 RCFD 3558                                                12.d.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:  6/30/97 ST-BK:  51-2430  FFIEC 031
Page RC-15

Schedule RC-L--Continued


                                                    Dollar Amounts in Thousands                  RCFD  Bil  Mil Thou
13. All other off-balance sheet assets (exclude off-balance sheet derivatives)
    (itemize and describe each component of this item over 25% of Schedule RC,
    item 28, "Total equity capital")                                                             5591              0      13.
    a. TEXT 5592                                                 RCFD 5592                                                13.a.
    b. TEXT 5593                                                 RCFD 5593                                                13.b.
    c. TEXT 5594                                                 RCFD 5594                                                13.c.
    d. TEXT 5595                                                 RCFD 5595                                                13.d.

                                                                                                                            C461
                                                (Column A)           (Column B)           (Column C)            (Column D)
Dollar Amounts in Thousands                     Interest Rate        Foreign Exchange     Equity Derivative     Commodity and
Off-balance Sheet Derivatives                     Contracts            Contracts             Contracts          Other Contracts
Position Indicators                             Tril Bil Mil Thou    Tril Bil Mil Thou    Tril Bil Mil Thou    Tril Bil Mil Thou
14. Gross amounts (e.g., notional amounts)
    (for each column, sum of items 14.a
    through 14.e must equal sum of items
    15, 16.a, and 16.b):
    a. Future contracts                                 0                    0                    0                    0  14.a.
                                                RCFD 8693            RCFD 8694            RCFD 8695            RCFD 8696
    b. Forward contracts                          968,151               22,813                    0                    0  14.b.
                                                RCFD 8697            RCFD 8698            RCFD 8699            RCFD 8700
    c. Exchange-traded option contracts:
       (1) Written options                              0                    0                    0                    0  14.c.(1)
                                                RCFD 8701            RCFD 8702            RCFD 8703            RCFD 8704
       (2) Purchased options                            0                    0                    0                    0  14.c.(2)
                                                RCFD 8705            RCFD 8706            RCFD 8707            RCFD 8708
    d. Over-the-counter option contracts:
       (1) Written options                         26,924                    0                    0                    0  14.d.(1)
                                                RCFD 8709            RCFD 8710            RCFD 8711            RCFD 8712
       (2) Purchased options                    3,691,924                    0                    0                    0  14.d.(2)
                                                RCFD 8713            RCFD 8714            RCFD 8715            RCFD 8716
    e. Swaps                                    1,256,828                    0                    0                    0  14.e.
                                                RCFD 3450            RCFD 3826            RCFD 8719            RCFD 8720
15. Total gross notional amount of derivative
    contracts held for trading                          0               22,813                    0                    0  15.
                                                RCFD A126            RCFD A127            RCFD 8723            RCFD 8724
16. Total gross notional amount of derivative
    contracts held for purposes other
    than trading:
    a. Contracts marked to market                       0                    0                    0                    0  16.a.
                                                RCFD 8725            RCFD 8726            RCFD 8727            RCFD 8728
    b. Contracts not marked to market           5,943,827                    0                    0                    0  16.b.
                                                RCFD 8729            RCFD 8730            RCFD 8731            RCFD 8732
    c. Interest rate swaps where the bank
       has agreed to pay a fixed rate                   0                                                                 16.c.
                                                RCFD A589

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:  6/30/97  ST-BK:  51-2430  FFIEC 031
Page RC-16

Schedule RC-L--Continued

                                      (Column A)               (Column B)        (Column C)           (Column D)
Dollar Amounts in Thousands           Interest Rate        Foreign Exchange   Equity Derivative     Commodity and
Off-balance Sheet Derivatives           Contracts              Contracts         Contracts         Other Contracts
Position Indicators                   RCFD  Bil Mil Thou   RCFD Bil Mil Thou  RCFD  Bil Mil Thou   RCFD  Bil Mil Thou
17. Gross fair values of
    derivative contracts:
    a. Contracts held for trading:
       (1) Gross positive fair value  8733             0   8734     217       8735      0          8736         0        17.a.(1)
       (2) Gross negative fair value  8737             0   8738     613       8739      0          8740         0        17.a.(2)
    b. Contracts held for purposes
       other than trading that
       are marked to market:
       (1) Gross positive fair value  8741             0   8742       0       8743      0          8744         0        17.b.(1)
       (2) Gross negative fair value  8745             0   8746       0       8747      0          8748         0        17.b.(2)
    c. Contracts held for purposes
       other than trading that are
       not marked to market:
       (1) Gross positive fair value  8749        25,456   8750       0       8751      0          8752         0        17.c.(1)
       (2) Gross negative fair value  8753        15,938   8754       0       8755      0          8756         0        17.c.(2)

Memoranda                                             Dollar Amounts in Thousands   RCFD      Bil Mil Thou
1.-2. Not applicable
3. Unused commitments with an original maturity exceeding one year that are reported in Schedule RC-L, items 1.a through 1.e, above (report only the unused portions of commitments that are fee paid or otherwise legally
   binding)                                                                         3833           4,673,554      M.3.
   a. Participations in commitments with an original maturity
      exceeding one year conveyed to others         RCFD 3834              0                                      M.3.a.
4. To be completed only by banks with $1 billion or more in total assets:
   Standby letters of credit and foreign office guarantees (both financial and performance) issued to non-U.S. addressees (domicile) included in Schedule
   RC-L, items 2 and 3, above                                                       3377                  41      M.4.
5. Installment loans to individuals for household, family, and other personal expenditures that have been securitized and sold (with servicing retained), amounts outstanding by type of loan:
   a. Loans to purchase private passenger automobiles (to be completed
      for the September report only)                                                2741                 N/A      M.5.a.
   b. Credit cards and related plans (TO BE COMPLETED QUARTERLY)                    2742                   0      M.5.b.
   c. All other consumer installment credit (including mobile home loans)
      (to be completed for the September report only)                               2743                 N/A      M.5.c.


Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:   6/30/97 ST-BK:  51-2430  FFIEC 031
Page RC-17

Schedule RC-M--Memoranda

                                                                                                          C465
                                                     Dollar Amounts in Thousands          RCFD    Bil Mil Thou
1. Extensions of credit by the reporting bank to its executive officers, directors, principal shareholders, and their related interests as of the report date:
   a. Aggregate amount of all extensions of credit to all executive officers,
      directors, principal shareholders, and their related interests                       6164          27,907    1.a.
   b. Number of executive officers, directors, and principal shareholders to whom the amount of all extensions of credit by the reporting bank (including extensions of credit to related interests) equals or exceeds the lesser
      of $500,000 or 5 percent of total capital as defined for this               Number
      purpose in agency regulations                                   RCFD 6165     2                              1.b.
2. Federal funds sold and securities purchased under agreements to resell with
   U.S. branches and agencies of foreign banks(1) (included in Schedule RC,
   item 3)                                                                                 3405               0    2.
3. Not applicable.
4. Outstanding principal balance of 1-4 family residential mortgage loans serviced for others (include both retained servicing and purchased servicing):
   a. Mortgages serviced under a GNMA contract                                             5500       1,378,171    4.a.
   b. Mortgages serviced under a FHLMC contract:
      (1) Serviced with recourse to servicer                                               5501          11,860    4.b.(1)
      (2) Serviced without recourse to servicer                                            5502       1,917,163    4.b.(2)
   c. Mortgages serviced under a FNMA contract:
      (1) Serviced under a regular option contract                                         5503         103,330    4.c.(1)
      (2) Serviced under a special option contract                                         5504       2,733,978    4.c.(2)
   d. Mortgages serviced under other servicing contracts                                   5505       5,469,783    4.d.
5. To be completed only by banks with $1 billion or more in total assets:
   Customers' liability to this bank on acceptances outstanding (sum of items
   5.a and 5.b must equal Schedule RC, item 9):
   a. U.S. addressees (domicile)                                                           2103           4,101    5.a.
   b. Non-U.S. addressees (domicile)                                                       2104               0    5.b.
6. Intangible assets:
   a. Mortgage servicing assets                                                            3164          42,428    6.a.
      (1) Estimated fair value of mortgage servicing assets           RCFD A590   75,311                           6.a.(1)
   b. Other identifiable intangible assets:
      (1) Purchased credit card relationships                                              5506               0    6.b.(1)
      (2) All other identifiable intangible assets                                         5507           3,713    6.b.(2)
   c. Goodwill                                                                             3163         151,917    6.c.
   d. Total (sum of items 6.a, 6.b.(1), 6.b.(2), and 6.c)
      (must equal Schedule RC, item 10)                                                    2143         198,058    6.d.
   e. Amount of intangible assets (included in item 6.b.(2) above) that have been
      grandfathered or are otherwise qualifying for regulatory capital purposes            6442             112    6.e.
7. Mandatory convertible debt, net of common or perpetual preferred stock
   dedicated to redeem the debt                                                            3295               0    7.

----------
(1) Do not report federal funds sold and securities purchased under agreements to resell with other commercial banks in the U.S. in this item.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:   6/30/97 ST-BK:  51-2430  FFIEC 031
Page RC-18

Schedule RC-M--Continued

                                                     Dollar Amounts in Thousands                   Bil Mil Thou
8.  a. Other real estate owned:
       (1) Direct and indirect investments in real estate ventures                        RCFD 5372           0      8.a.(1)
       (2) All other real estate owned:
           (a) Construction and land development in domestic offices                      RCON 5508           0      8.a.(2)(a)
           (b) Farmland in domestic offices                                               RCON 5509           0      8.a.(2)(b)
           (c) 1-4 family residential properties in domestic offices                      RCON 5510      19,523      8.a.(2)(c)
           (d) Multifamily (5 or more) residential properties in domestic offices         RCON 5511         320      8.a.(2)(d)
           (e) Nonfarm nonresidential properties in domestic offices                      RCON 5512      22,763      8.a.(2)(e)
           (f) In foreign offices                                                         RCFN 5513           0      8.a.(2)(f)
       (3) Total (sum of items 8.a.(1) and 8.a.(2)) (must equal Schedule RC, item 7)      RCFD 2150      42,606      8.a.(3)
    b. Investments in unconsolidated subsidiaries and associated companies:
       (1) Direct and indirect investments in real estate ventures                        RCFD 5374       1,263      8.b.(1)
       (2) All other investments in unconsolidated subsidiaries and associated
           companies                                                                      RCFD 5375           0      8.b.(2)
       (3) Total (sum of items 8.b.(1) and 8.b.(2)) (must equal Schedule RC, item 8)      RCFD 2130       1,263      8.b.(3)
9.  Noncumulative perpetual preferred stock and related surplus included in
    Schedule RC, item 23, "Perpetual preferred stock and related surplus"                 RCFD 3778           0      9.
10. Mutual fund and annuity sales in domestic offices during the quarter
    (include proprietary, private label, and third party products):
    a. Money market funds                                                                 RCON 6441   1,218,984      10.a.
    b. Equity securities funds                                                            RCON 8427      36,662      10.b.
    c. Debt securities funds                                                              RCON 8428       6,560      10.c.
    d. Other mutual funds                                                                 RCON 8429      22,319      10.d.
    e. Annuities                                                                          RCON 8430      52,301      10.e.
    f. Sales of proprietary mutual funds and annuities (included in items 10.a
       through 10.e above)                                                                RCON 8784      32,468      10.f.
11. Net unamortized realized deferred gains (losses) on off-balance sheet derivative
    contracts included in assets and liabilities reported in Schedule RC                  RCFD A525           0      11.
12. Amount of assets netted against nondeposit liabilities and deposits in foreign offices (other than insured branches in Puerto Rico and U.S. territories and possessions) on the balance sheet (Schedule RC) in accordance with generally
    accepted accounting principles (1)                                                    RCFD A526           0      12.
13. Outstanding principal balance of loans other than 1-4 family residential mortgage loans that are serviced for others (to be completed if this balance is more than
    $10 million and exceeds ten percent of total assets)                                  RCFD A591           0      13.

                                                     Dollar Amounts in Thousands
Memorandum                                                                                RCFD Bil Mil Thou
1. Reciprocal holdings of banking organizations' capital instruments
   (to be completed for the December report only)                                         3836       N/A             M.1.

-------------
(1) Exclude netted on-balance sheet amounts associated with off-balance sheet derivative contracts, deferred tax assets netted against deferred tax liabilities, and assets netted in accounting for pensions.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:   6/30/97 ST-BK:  51-2430  FFIEC 031
Page RC-19

Schedule RC-N--Past Due and Nonaccrual Loans, Leases, and Other Assets

The FFIEC regards the information reported in all of Memorandum item 1, in items 1 through 10, column A, and in Memorandum items 2 through 4, column A, as confidential.

                                                                                                                    C470
                                                  (Column A)                     (Column B)                (Column C)
                                                   Past due                      Past due 90               Nonaccrual
                                                 30 through 89                   days or more
                                                 days and still                   and still
                                                    accruing                      accruing
         Dollar Amounts in Thousands             RCFD  Bil Mil Thou           RCFD   Bil Mil Thou       RCFD  Bil Mil Thou
1.  Loans secured by real estate:
    a. To U.S. addressees (domicile)             1245        91,484           1246         10,473       1247        49,321      1.a.
    b. To non-U.S. addressees (domicile)         1248             0           1249              0       1250             0      1.b.
2.  Loans to depository institutions and
    acceptances of other banks:
    a. To U.S. banks and other U.S. depository
       institutions                              5377             0           5378              0       5379             0      2.a.
    b. To foreign banks                          5380             0           5381              0       5382             0      2.b.
3.  Loans to finance agricultural production
    and other loans to farmers                   1594             6           1597             64       1583             0      3.
4.  Commercial and industrial loans:
    a. To U.S. addressees (domicile)             1251         8,040           1252            397       1253         3,624      4.a.
    b. To non-U.S. addressees (domicile)         1254             0           1255              0       1256             0      4.b.
5.  Loans to individuals for household, family,
    and other personal expenditures:
    a. Credit cards and related plans            5383        29,740           5384         19,622       5385             0      5.a.
    b. Other (includes single payment,
       installment and all student loans)        5386        64,663           5387         28,513       5388         2,807      5.b.
6.  Loans to foreign governments and official
    institutions                                 5389             0           5390              0       5391             0      6.
7.  All other loans                              5459            13           5460             20       5461         2,400      7.
8.  Lease financing receivables:
    a. Of U.S. addressees (domicile)             1257             0           1258              0       1259             0      8.a.
    b. Of non-U.S. addressees (domicile)         1271             0           1272              0       1791             0      8.b.
9.  Debt securities and other assets (exclude
    other real estate owned and other
    repossessed assets)                          3505             0           3506              0       3507             0      9.

Amounts reported in items 1 through 8 above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.


                                                RCFD  Bil Mil Thou     RCFD   Bil Mil Thou     RCFD  Bil Mil Thou
10. Loans and leases reported in items 1
    through 8 above which are wholly or
    partially guaranteed by the U.S.
    Government.                                 5612        38,490     5613         25,185     5614             0      10.
    a. Guaranteed portion of loans and leases
       included in item 10 above.               5615        38,081     5616         25,180     5617             0      10.a.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:   6/30/97 ST-BK:  51-2430  FFIEC 031
Page RC-20

Schedule RC-N--Continued

                                                                                                        C473
                                                  (Column A)                  (Column B)           (Column C)
                                                   Past due                  Past due 90           Nonaccrual
                                                 30 through 89               days or more
                                                 days and still               and still
                                                   accruing                   accruing
Memoranda
              Dollar Amounts in Thousands       RCFD  Bil Mil Tho        RCFD   Bil Mil Thou     RCFD  Bil Mil Thou
1. Restructured loans and leases included
   in Schedule RC-N, items 1 through 8,
   above (and not reported in Schedule RC-C,
   part I, Memorandum item 2)                   1658             0       1659             0      1661         1,290      M.1.
2. Loans to finance commercial real estate,
   construction, and land development
   activities (not secured by real estate)
   included in Schedule RC-N, items 4
   and 7, above                                 6558             0       6559             0      6560             0      M.2.

                                                RCON  Bil Mil Thou       RCON   Bil Mil Thou     RCON  Bil Mil Thou
3. Loans secured by real estate in domestic
   offices (included in Schedule RC-N,
   item 1, above):
   a. Construction and land development         2759         2,453       2769             0      3492        10,116      M.3.a.
   b. Secured by farmland                       3493             0       3494             0      3495            56      M.3.b.
   c. Secured by 1-4 family residential
      properties:
      (1) Revolving, open-end loans secured by
          1-4 family residential properties and
          extended under lines of credit        5398         7,997       5399         1,231      5400           647      M.3.c.(1)
      (2) All other loans secured by 1-4 family
          residential properties                5401        69,539       5402         7,297      5403        27,886      M.3.c.(2)
   d. Secured by multifamily (5 or more)
      residential properties                    3499            99       3500           762      3501         1,231      M.3.d.
   e. Secured by nonfarm nonresidential
      properties                                3502        11,396       3503         1,183      3504         9,385      M.3.e.



                                                  (Column A)                    (Column B)
                                                  Past due 30                   Past due 90
                                                 through 89 days                days or more
                                                RCFD  Bil Mil Thou          RCFD   Bil Mil Thou
4. Interest rate, foreign exchange rate, and
   other commodity and equity contracts:
   a. Book value of amounts carried as assets   3522             0          3528          0                M.4.a.
   b. Replacement cost of contracts with a
      positive replacement cost                 3529             0          3530          0                M.4.b.


Person to whom questions about the Reports of Condition and Income should be directed:
                                                                            C477


Natie P. Hennelly                        (804)782-5320
Name and Title (TEXT 8901)               Area code/phone number/extension
                                         (TEXT 8902)

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:   6/30/97 ST-BK:  51-2430  FFIEC 031
Page RC-21

Schedule RC-O--Other Data for Deposit Insurance and FICO Assessments

                                                                                                              C475
                                               Dollar Amounts in Thousands                      RCON  Bil Mil Thou
1.  Unposted debits (see instructions):
    a. Actual amount of all unposted debits                                                     0030               N/A     1.a.
    or
    b. Separate amount of unposted debits:
       (1) Actual amount of unposted debits to demand deposits                                  0031                 0     1.b.(1)
       (2) Actual amount of unposted debits to time and savings deposits (1)                    0032                 0     1.b.(2)
2.  Unposted credits (see instructions):
    a. Actual amount of all unposted credits                                                    3510               N/A     2.a.
    or
    b. Separate amount of unposted credits:
       (1) Actual amount of unposted credits to demand deposits                                 3512                 0     2.b.(1)
       (2) Actual amount of unposted credits to time and savings deposits (1)                   3514                 0     2.b.(2)
3.  Uninvested trust funds (cash) held in bank's own trust department (not
    included in total deposits in domestic offices)                                             3520                 0     3.
4.  Deposits of consolidated subsidiaries in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions (not included in total deposits):
    a. Demand deposits of consolidated subsidiaries                                             2211            18,193     4.a.
    b. Time and savings deposits (1) of consolidated subsidiaries                               2351                 0     4.b.
    c. Interest accrued and unpaid on deposits of consolidated subsidiaries                     5514                 0     4.c.
5.  Deposits in insured branches in Puerto Rico and U.S. territories and possessions:
    a. Demand deposits in insured branches (included in Schedule RC-E, Part II)                 2229                 0     5.a.
    b. Time and savings deposits (1) in insured branches (included in Schedule
       RC-E, Part II)                                                                           2383                 0     5.b.
    c. Interest accrued and unpaid on deposits in insured branches (included in
       Schedule RC-G, item 1.b)                                                                 5515                 0     5.c.
6.  Reserve balances actually passed through to the Federal Reserve by the reporting bank on behalf of its respondent depository institutions that are also reflected as deposit liabilities of the reporting bank:
    a. Amount reflected in demand deposits (included in Schedule RC-E, Part I, item 4 or 5,
       column B)                                                                                2314                 0     6.a.
    b. Amount reflected in time and savings deposits (1) (included in Schedule
       RC-E, Part I, item 4 or 5, column A or C, but not column B)                              2315                 0     6.b.
7.  Unamortized premiums and discounts on time and savings deposits:(1),(2)
    a. Unamortized premiums                                                                     5516                 0     7.a.
    b. Unamortized discounts                                                                    5517                 0     7.b.
8.  To be completed by banks with "Oakar deposits."
    a. Deposits purchased or acquired from other FDIC-insured institutions during the quarter (exclude deposits purchased or acquired from foreign offices other than insured branches in Puerto Rico and U.S. territories and possessions):
       (1) Total deposits purchased or acquired from other FDIC-insured institutions
           during the quarter                                                                   A531                 0     8.a.(1)
       (2) Amount of purchased or acquired deposits reported in item 8.a.(1) above attributable to a secondary fund (i.e., BIF members report deposits
           attributable to SAIF; SAIF members report deposits attributable to BIF)              A532                 0     8.a.(2)
    b. Total deposits sold or transferred to other FDIC-insured institutions during the quarter (exclude sales or transfers by the reporting bank of deposits in foreign offices other than insured branches in Puerto Rico and U.S. territories
       and possessions)                                                                         A533                 0     8.b.

----------
(1) For FDIC insurance and FICO assessment purposes, "time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.
(2) Exclude core deposit intangibles.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:   6/30/97 ST-BK:  51-2430  FFIEC 031
Page RC-22

Schedule RC-O--Continued

                                                     Dollar Amounts in Thousands                      RCON  Bil Mil Thou
9.  Deposits in lifeline accounts                                                               5596                       9.
10. Benefit-responsive "Depository Institution Investment Contracts" (included
    in total deposits in domestic offices)                                                      8432                 0     10.
11. Adjustments to demand deposits in domestic offices and in insured branches in
    Puerto Rico and U.S. territories and possessions reported in Schedule RC-E for certain reciprocal demand balances:
    a. Amount by which demand deposits would be reduced if the reporting bank's reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions that were reported on a gross basis in Schedule RC-E had
       been reported on a net basis                                                             8785                 0     11.a.
    b. Amount by which demand deposits would be increased if the reporting bank's reciprocal demand balances with foreign banks and foreign offices of other U.S.
       banks (other than insured branches in Puerto Rico and U.S. territories and possessions)
       that were reported on a net basis in Schedule RC-E had been reported on a gross basis    A181                 0      11.b.
    c. Amount by which demand deposits would be reduced if cash items in process of collection were included in the calculation of the reporting bank's net reciprocal demand balances with the domestic offices of U.S. banks and savings associations and
       insured branches in Puerto Rico and U.S. territories and possessions in Schedule RC-E    A182                 0      11.c.
12. Amount of assets netted against deposit liabilities in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions on the balance sheet (Schedule RC) in accordance with generally accepted accounting principles
    (exclude amounts related to reciprocal demand balances):
    a. Amount of assets netted against demand deposits                                          A527                 0      12.a.
    b. Amount of assets netted against time and savings deposits                                A528                 0      12.b.

Memoranda (to be completed each quarter except as noted)


                                                     Dollar Amounts in Thousands                         RCON  Bil Mil Thou
1. Total deposits in domestic offices of the bank (sum of Memorandum items 1.a.
   (1) and 1.b.(1) must equal schedule RC, item 13.a):
   a. Deposit accounts of $100,000 or less:
      (1) Amount of deposit accounts of $100,000 or less                                           2702    11,091,220    M.1.a.(1)
      (2) Number of deposit accounts of $100,000 or less
          (to be completed for the June report only)                    Number
                                                            RCON 3779  2,018,487                                         M.1.a.(2)
   b. Deposit accounts of more than $100,000:
      (1) Amount of deposit accounts of more than $100,000                                         2710     4,816,374    M.1.b.(1)
                                                                         Number
      (2) Number of deposit accounts of more than $100,000  RCON 2722     16,215                                         M.1.b.(2)
2. Estimated amount of uninsured deposits in domestic offices of the bank:
   a. An estimate of your bank's uninsured deposits can be determined by multiplying the number of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(2) above by $100,000 and subtracting the result from the amount of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(1) above.

      Indicate in the appropriate box at the right whether your bank has a method or procedure for determining a better estimate of uninsured
      deposits than the estimate described above                                                         Yes  No
                                                                                                   6861        X M.2.a.

   b. If the box marked YES has been checked, report the estimate of uninsured                     RCON   Bil Mil Thou
      deposits determined by using your bank's method or procedure                                 5597         N/A      M.2.b.
3. Has the reporting institution been consolidated with a parent bank or savings association in that parent bank's or parent savings association's
   Call Report or Thrift Financial Report? If so, report the legal title and
   FDIC Certificate Number of the parent bank or parent savings association:
   FDIC Cert No.
      TEXT A545   N/A                                                                              RCON A545     N/A     M.3.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:   6/30/97 ST-BK:  51-2430  FFIEC 031
Page RC-23

Schedule RC-R--Regulatory Capital

This schedule must be completed by all banks as follows: Banks that reported total assets of $1 billion or more in Schedule RC, item 12, for June 30, 1996, must complete items 2 through 9 and Memoranda items 1 and 2. Banks with assets of less than $1 billion must complete items 1 through 3 below or Schedule RC-R in its entirety, depending on their response to item 1 below.

1. Test for determining the extent to which Schedule RC-R must be completed.
To be completed only by banks with total assets of less than $1 billion.                                     C480
Indicate in the appropriate box at the right whether the bank has total capital                              Yes    No
greater than or equal to eight percent of adjusted total assets.                                   RCFD 6056               1.


    For purposes of this test, adjusted total assets equals total assets less cash, U.S. Treasuries, U.S. Government agency obligations, and 80 percent of U.S. Government-sponsored agency obligations plus the allowance for loan and lease losses and selected off-balance sheet items as reported on Schedule RC-L (see instructions).

    If the box marked YES has been checked, then the bank only has to complete items 2 and 3 below. If the box marked NO has been checked, the bank must complete the remainder of this schedule.

    A NO response to item 1 does not necessarily mean that the bank's actual risk-based capital ratio is less than eight percent or that the bank is not in compliance with the risk-based capital guidelines.

    NOTE: All banks are required to complete items 2 and 3 below. See optional worksheet for items 3.a through 3.f.



                                          Dollar Amounts in Thousands                RCFD  Bil Mil Thou
2. Portion of qualifying limited-life capital instruments (original weighted average maturity of at least five years) that is includible in Tier 2 capital:
   a. Subordinated debt(1) and intermediate term preferred stock                     A515      279,000       2.a.
   b. Other limited-life capital instruments                                         A516            0       2.b.
3. Amounts used in calculating regulatory capital ratios
   (report amounts determined by the bank for its own
   internal regulatory capital analyses consistent with applicable capital standards):
   a. Tier 1 capital                                                                 8274    1,587,035       3.a.
   b. Tier 2 capital                                                                 8275      505,749       3.b.
   c. Total risk-based capital                                                       3792    2,092,784       3.c.
   d. Excess allowance for loan and lease losses (amount that exceeds
      1.25% of gross risk-weighted assets)                                           A222       51,789       3.d.
   e. Net risk-weighted assets (gross risk-weighted assets less excess
      allowance reported in item 3.d above and all other deductions)                 A223   18,139,285       3.e.
   f. "Average total assets" (quarterly average reported in Schedule RC-K,
      item 9, less all assets deducted from Tier 1 capital)(2)                       A224   20,412,136       3.f.


Items 4-9 and Memoranda items 1 and 2 are to be completed by banks that answered NO to item 1 above and by banks with total assets of $1 billion or more.

                                                                                    (Column A)          (Column B)
                                                                                      Assets           Credit Equiv-
                                                                                    Recorded           alent Amount
                                                                                     on the           of Off-Balance
                                                                                  Balance Sheet       Sheet Items(3)
                                                                               RCFD  Bil Mil Thou    RCFD  Bil Mil Thou
4. Assets and credit equivalent amounts of off-balance sheet items assigned to the Zero percent risk category:
   a. Assets recorded on the balance sheet                                     5163     1,042,857                         4.a.
   b. Credit equivalent amount of off-balance sheet items                                            3796            0    4.b.

----------
(1) Exclude mandatory convertible debt reported in Schedule RC-M, item 7.
(2) Do not deduct excess allowance for loan and lease losses.
(3) Do not report in column B the risk-weighted amount of assets reported in column A.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:   6/30/97 ST-BK:  51-2430  FFIEC 031
Page RC-24

Schedule RC-R--Continued

                                                                          (Column A)                  (Column B)
                                                                            Assets                   Credit Equiv-
                                                                           Recorded                   alent Amount
                                                                           on the                    of Off-Balance
                                                                        Balance Sheet                Sheet Items (1)
                             Dollar Amounts in Thousands           RCFD        Bil Mil Thou      RCFD        Bil Mil Thou
5. Assets and credit equivalent amounts of off-balance
   sheet items assigned to the 20 percent risk category:
   a. Assets recorded on the balance sheet                         5165           5,378,724                               5.a.
   b. Credit equivalent amount of off-balance sheet items                                        3801         34,753      5.b.
6. Assets and credit equivalent amounts of off-balance
   sheet items assigned to the 50 percent risk category:
   a. Assets recorded on the balance sheet                         3802           4,008,880                               6.a.
   b. Credit equivalent amount of off-balance sheet items                                        3803        916,911      6.b.
7. Assets and credit equivalent amounts of off-balance sheet items assigned to the 100 percent risk category:
   a. Assets recorded on the balance sheet                         3804          12,129,943                               7.a.
   b. Credit equivalent amount of off-balance sheet items                                        3805      2,672,593      7.b.
8. On-balance sheet asset values excluded from and deducted in
   the calculation of the  risk-based capital ratio (2)            3806             (28,733)                              8.
9. Total assets recorded on the balance sheet (sum of items
   4.a, 5.a, 6.a, 7.a, and 8, column A)(must equal Schedule RC,
   item 12 plus items 4.b and 4.c)                                 3807          22,531,671                               9.


Memoranda

                                                 Dollar Amounts in Thousands           RCFD        Bil Mil Thou
1. Current credit exposure across all off-balance sheet derivative contracts
   covered by the risk-based capital standards                                         8764        25,456            M.1.


                                                                   With a remaining maturity of
                                             (Column A)                 (Column B)                     (Column C)
                                           One year or less            Over one year                 Over five years
                                                                     through five years
                                        RCFD   Tril Bil Mil Thou  RCFD   Tril  Bil Mil Thou      RCFD   Tril Bil Mil Thou
2. Notional principal amounts of
   off-balance sheet derivative
   contracts (3):
   a. Interest rate contracts           3809         54,764       8766         4,597,060         8767       286,927       M.2.a.
   b. Foreign exchange contracts        3812         22,813       8769                 0         8770             0       M.2.b.
   c. Gold contracts                    8771              0       8772                 0         8773             0       M.2.c.
   d. Other precious metals contracts   8774              0       8775                 0         8776             0       M.2.d.
   e. Other commodity contracts         8777              0       8778                 0         8779             0       M.2.e.
   f. Equity derivative contracts       A000              0       A001                 0         A002             0       M.2.f.

----------
(1) Do not report in column B the risk-weighted amount of assets reported in column A.
(2) Include the difference between the fair value and the amortized cost of available-for-sale debt securities in item 8 and report the amortized cost of these debt securities in items 4 through 7 above. For available-for-sale equity securities, if fair value exceeds cost, include the difference between the fair value and the cost in item 8 and report the cost of these equity securities in items 5 through 7 above; if cost exceeds fair value, report the fair value of these equity securities in items 5 through 7 above and include no amount in item 8. Item 8 also includes on-balance sheet asset values (or portions thereof) of off-balance sheet interest rate, foreign exchange rate, and commodity contracts and those contracts (e.g., futures contracts) not subject to risk-based capital. Exclude from item 8 margin accounts and accrued receivables not included in the calculation of credit equivalent amounts of off-balance sheet derivatives as well as any portion of the allowance for loan and lease losses in excess of the amount that may be included in Tier 2 capital.
(3) Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:   6/30/97 ST-BK:  51-2430  FFIEC 031
Page RC-25

Optional Narrative Statement Concerning the Amounts Reported in the Reports of Condition and Income at close of business on June 30, 1997

CRESTAR BANK                                    Richmond,       Virginia
Legal Title of Bank                             City            State

The management of the reporting bank may, if it wishes, submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However, the information reported in column A and in all of Memorandum item 1 of Schedule RC-N is regarded as confidential and will not be released to the public. BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-N, OR ANY OTHER INFORMATION THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY OF THEIR CUSTOMERS. Banks choosing not to make a statement may check the "No comment" box below and should make no entries of any kind in the space provided for the narrative statement; i.e., DO NOT enter in this space such phrases as "No statement," "Not applicable," "N/A," "No comment," and "None."

The optional statement must be entered on this sheet. The statement should not exceed 100 words. Further, regardless of the number of words, the statement must not exceed 750 characters, including punctuation, indentation, and standard spacing between words and sentences. If any submission should exceed 750 characters, as defined, it will be truncated at 750 characters with no notice to the submitting bank and the truncated statement will appear as the bank's statement both on agency computerized records and in computer-file releases to the public.

All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statement's accuracy. The statement must be signed, in the space provided below, by a senior officer of the bank who thereby attests to its accuracy.

If, subsequent to the original submission, material changes are submitted for the data reported in the Reports of Condition and Income, the existing narrative statement will be deleted from the files, and from disclosure; the bank, at its option, may replace it with a statement, under signature, appropriate to the amended data.

The optional narrative statement will appear in agency records and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank (except for the truncation of statements exceeding the 750-character limit described above). THE STATEMENT WILL NOT BE EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED THEREIN. A STATEMENT TO THIS EFFECT WILL APPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.

No comment [] (RCON 6979)                          C471           C472

BANK MANAGEMENT STATEMENT (please type or print clearly):
(TEXT 6980)


     -------------------------------------              -----------------
     Signature of Executive Officer of Bank             Date of Signature

Legal Title of Bank:  CRESTAR BANK
Address:              P.O. Box 26665
City, State  Zip:     Richmond, VA 23261-6665
FDIC Certificate No.: 12543

Call Date:   6/30/97 ST-BK:  51-2430     FFIEC 031
Page RC-26


THIS PAGE IS TO BE COMPLETED BY ALL BANKS

CRESTAR BANK                                                 OMB No. for  OCC: 1557-0081
P.O. BOX 26665                                               OMB No. For FDIC:  3064-0052
RICHMOND, VA 23261                                      OMB No. For Federal Reserve:  7100-0036
E512430000   55124300000                                     Expiration Date:  3/31/2000

                                                                  SPECIAL REPORT

June 30, 1997                                              (Dollar Amounts in Thousands)
                                                          CLOSE OF BUSINESS               FDIC Certificate Number
                                                          DATE
                                                                   6/30/97                       12543                 C-700

LOANS TO EXECUTIVE OFFICERS (Complete as of each Call Report Date)

The following information is required by Public Laws 90-44 and 102- 242, but does not constitute a part of the Report of Condition. With each Report of Condition, these Laws require all banks to furnish a report of all loans or other extensions of credit to their executive officers made since the date of the previous Report of Condition. Data regarding individual loans or other extensions of credit are not required. If no such loans or other extensions of credit were made during the period, insert "none" against subitem (a). (Exclude the first $15,000 of indebtedness of each executive officer under bank credit card plan.) See Sections 215.2 and 215.3 of Title 12 of the Code of Federal Regulations (Federal Reserve Board Regulation O) for the definitions of "executive officer" and "extension of credit," respectively. Exclude loans and other extensions of credit to directors and principal shareholders who are not executive officers.

a. Number of loans made to executive officers since the
   previous Call Report date                                      RCFD 3561        0       a.
b. Total dollar amount of above loans (in thousands of
   dollars)                                                       RCFD 3562        0       b.
c. Range of interest charged on above loans
   (example:  9 3/4% = 9.75)                                      RCFD 7701     0.00% to
                                                                  RCFD 7702     0.00%      c.

Illegible                              Senior Vice President              July 31, 1997
SIGNATURE AND TITLE OF OFFICER AUTHORIZED TO SIGN REPORT              DATE (Month, Day, Year)







NAME AND TITLE OF PERSON TO WHOM INQUIRIES MAY BE DIRECTED (TEXT 8903)  AREA CODE/PHONE NUMBER/EXTENSION
                                                                        (TEXT 8904)
NATIE P. HENNELLY                                                       (804)782-5320


FDIC 8040/53 (6/95)